Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re VIOLIN MEMORY, INC.,[1] Debtor.	Chapter 11 Case No. 16-12782 (LSS)

SECOND AMENDED DISCLOSURE STATEMENT WITH RESPECT TO THE

PLAN OF REORGANIZATION FOR VIOLIN MEMORY, INC.

Scott D. Cousins (No. 3079)

Justin R. Alberto (No. 5126)

Gregory J. Flasser (No. 6154)

BAYARD, P.A.

222 Delaware Avenue, Suite 900

Wilmington, Delaware 19801

Phone: (302) 655-5000

Email: scousins@bayardlaw.com

            jalberto@bayardlaw.com

            gflasser@bayardlaw.com

- and -

Deryck A. Palmer (admitted pro hac vice)

David S. Forsh (admitted pro hac vice)

PILLSBURY WINTHROP SHAW PITTMAN LLP

1540 Broadway

New York, New York 10036-4039

Telephone: (212) 858-1000

Email: deryck.palmer@pillsburylaw.com

            david.forsh@pillsburylaw.com

- and -

Cecily A. Dumas (admitted pro hac vice)

PILLSBURY WINTHROP SHAW PITTMAN LLP

Four Embarcadero Center, 22nd Floor

San Francisco, California 94111-5998

Telephone: (415) 983-1000

Email: cecily.dumas@pillsburylaw.com

Counsel for the Debtor and Debtor-in-Possession

Mark D. Collins (No. 2981)

Zachary I. Shapiro (No. 5103)

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Telephone: (302) 651-7700

Email: collins@rlf.com

            shapiro@rlf.com

- and -

Gary T. Holtzer (admitted pro hac vice)

David N. Griffiths (admitted pro hac vice)

WEIL GOTSHAL & MANGES LLP

757 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Email: gary.holtzer@weil.com

            david.griffiths@weil.com

Counsel for the Plan Sponsor

[1]	The Debtor’s tax identification number is 20-3940944 and its business address is 4555 Great America Parkway, Suite #510, Santa Clara, CA 95054.

DISCLAIMERS

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING VOTES ON THE PLAN OF REORGANIZATION FOR VIOLIN MEMORY, INC. (AS MAY BE AMENDED FROM TIME TO TIME, THE “PLAN”) AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

THIS DISCLOSURE STATEMENT SETS FORTH CERTAIN INFORMATION REGARDING THE DEBTOR’S PREPETITION OPERATING AND FINANCIAL HISTORY, THE NEED TO SEEK CHAPTER 11 PROTECTION, SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE, AND THE ANTICIPATED OPERATIONS AND FINANCING OF THE DEBTOR UPON SUCCESSFUL EMERGENCE FROM CHAPTER 11. THIS DISCLOSURE STATEMENT ALSO DESCRIBES TERMS AND PROVISIONS OF THE PLAN, CERTAIN EFFECTS OF CONFIRMATION OF THE PLAN, CERTAIN RISK FACTORS, AND THE CONFIRMATION PROCESS AND VOTING PROCEDURES THAT HOLDERS OF CLAIMS ENTITLED TO VOTE UNDER THE PLAN MUST FOLLOW FOR THEIR VOTES TO BE COUNTED.

ALL HOLDERS OF CLAIMS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE EXHIBITS ANNEXED TO THE PLAN, THE PLAN SUPPLEMENT DOCUMENTS ONCE FILED, AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF OR CLAIMS AGAINST VIOLIN MEMORY, INC. IN THIS CASE SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

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AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS PURSUANT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER APPLICABLE EVIDENTIARY RULES. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, VIOLIN MEMORY, INC. IN THIS CASE.

THIS DISCLOSURE STATEMENT CONTAINS CERTAIN STATEMENTS THAT MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS UNDER APPLICABLE SECURITIES LAWS. SUCH STATEMENTS REPRESENT THE DEBTOR’S ESTIMATES AND ASSUMPTIONS ONLY AS OF THE DATE SUCH STATEMENTS WERE MADE AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER UNKNOWN FACTORS THAT COULD IMPACT THE PLAN OR CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED HEREIN. SUCH STATEMENTS ARE NOT STATEMENTS OF FACT AND NOR GUARANTEES OR ASSURANCES OF FUTURE PERFORMANCE. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE SUCH RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS LABELED WITH THE TERMS “BELIEVES,” “BELIEF,” “EXPECTS,” “INTENDS,” “ANTICIPATES,” “PLANS,” OR SIMILAR TERMS TO BE UNCERTAIN AND FORWARD-LOOKING. THERE CAN BE NO ASSURANCE THAT THE TRANSACTIONS DESCRIBED HEREIN WILL BE CONSUMMATED. CREDITORS AND OTHER INTERESTED PARTIES SHOULD SEE THE SECTION OF THIS DISCLOSURE STATEMENT ENTITLED “CERTAIN RISK FACTORS TO BE CONSIDERED” FOR A DISCUSSION OF CERTAIN FACTORS THAT MAY AFFECT THE STATEMENTS HEREIN.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH HOLDER IS HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY ANY HOLDER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A HOLDER UNDER THE TAX CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE DEBTOR IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE DEBTOR OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) EACH HOLDER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

VI.	SUMMARY OF THE PLAN OF REORGANIZATION			15

	A.	Overall Structure of the Plan		15

	B.	Classification and Treatment of Claims and Interests		16

		1.	Treatment of Unclassified Claims under the Plan	17
		2.	Treatment of Classified Claims and Interests under the Plan	18
		3.	Reservation of Rights Regarding Claims	20

	C.	Means for Implementation of the Plan		20

		1.	Vesting of Estate Property	20
		2.	The Distribution Trust	21
		3.	The Reorganized Debtor	25
		4.	Preservation of Rights of Action	26
		5.	Exemption From Transfer Taxes	26
		6.	The Closing	27

	D.	Disposition of Executory Contracts and Unexpired Leases		28

		1.	Executory Contracts and Unexpired Leases Deemed Rejected	28
		2.	Rejection Damages Bar Date for Rejections Pursuant to Plan	28
		3.	Limited Extension of Time to Assume or Reject	28
		4.	Treatment of Claims Arising From Assumption or Rejection	28
		5.	Continuing Obligations Owed to Debtor	29
		6.	Postpetition Contracts and Leases	29

	E.	Provisions Governing Distributions		29

		1.	Distributions for Allowed Claims	29
		2.	Procedures Regarding Distributions from the Distribution Trust	31
		3.	Allocation of Distributions Between Principal and Interest	31

	F.	Accounts; Escrows; Reserves		31

		1.	Administrative Claims Reserve	31
		2.	Professional Fee Reserve	31
		3.	Incremental Reserve	32

	G.	Procedures for Resolution of Disputed Claims		32

		1.	Right to Object to Claims	32
		2.	Deadline for Objecting to Claims	32
		3.	Deadline for Responding to Claim Objections	33
		4.	Right to Request Estimation of Claims	33

	H.	Releases, Discharge, Injunctions, Exculpation and Indemnification		33

		1.	Releases by Debtor in Favor of Third Parties	33
		2.	Releases by Creditors of Claims Against Third Parties	35
		3.	Discharge and Discharge Injunction	36
		4.	Exculpation Relating to Bankruptcy Case	37
		5.	Post-Effective Date Indemnification	38
		6.	Restrictions on Trading In Equity Interests In The Debtor	38

	I.	Dissolution of the Official Committee		38

	J.	Indenture Trustee Fees and Expenses		39

	K.	Conditions to Effectiveness of the Plan		39

	L.	Amendment, Alteration and Revocation of Plan		39

	M.	Retention of Jurisdiction		40

VII.	FEASIBILITY OF THE PLAN AND BEST INTERESTS OF CREDITORS			42

	A.	The Confirmation Hearing		43

	B.	Requirements for Confirmation of the Plan		43

	C.	Feasibility of the Plan		44

	D.	Acceptance of the Plan		45

	E.	Best Interests Test		45

	F.	Confirmation Without Acceptance of All Impaired Classes: The “Cramdown” Alternative		47

VIII.	CERTAIN RISK FACTORS TO BE CONSIDERED			47

	A.	Non-Confirmation or Delay of Confirmation of the Plan		48

	B.	Classification and Treatment of Claims and Equity Interests		49

	C.	Claims Estimation		50

	D.	Risks Related to Financial Information		50

	E.	Certain Income Tax Consequences of the Plan		50

IX.	CERTAIN SECURITIES LAW MATTERS			50

	A.	In General		50

	B.	Distribution Trust Related Matters		51

		1.	Initial Issuance of Distribution Trust Interests	51
		2.	Resales	52
		3.	Exchange Act Compliance	52
		4.	Compliance if Required	53

	C.	New Equity Related Matters		53

	D.	Disclaimers		54

X.	CERTAIN U.S. FEDERAL TAX CONSEQUENCES OF THE PLAN			55

	A.	Disclaimers		55

	B.	Certain U.S. Federal Tax Consequences to the Debtor		57

		1.	Cancellation of Debt	57
		2.	Potential Limitations on NOL Carryforwards and Other Tax Attributes	57
		3.	Alternative Minimum Tax	59

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C.	Certain U.S. Federal Income Tax Consequences to Holders of General Unsecured Claims in Class 4		60

	1.	Gain or Loss	60
	2.	Character of Gain or Loss	61
	3.	Distributions in Respect of Accrued But Unpaid Interest or OID	62
	4.	Tax Treatment of Distribution Trust and Holders of Distribution Trust Interests	62
	5.	Information Reporting and Backup Withholding	65

TABLE OF EXHIBITS

Exhibit A	Second Amended Plan of Reorganization for Violin Memory, Inc.

Exhibit B	Liquidation Analysis

I.	INTRODUCTION

Violin Memory, Inc. (“Violin” or the “Debtor”) and VM Bidco LLC (“Soros” or the “Plan Sponsor”, and together with the Debtor, the “Proponents”), hereby submit this disclosure statement (the “Disclosure Statement”), pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”), for use in the solicitation of votes on the Second Amended Plan of Reorganization for Violin Memory, Inc. filed March 8, 2017 (as amended, modified, or supplemented from time to time in accordance with its terms, the “Plan”). Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Plan, a copy of which is attached as Exhibit A to this Disclosure Statement. The Official Committee of Unsecured Creditors appointed in the Bankruptcy Case (the “Official Committee”) supports the Plan and confirmation thereof.

The purpose of this Disclosure Statement is to enable Holders of Claims that are Impaired under the Plan and who are entitled to vote to make an informed decision in exercising their right to accept or reject the Plan. This Disclosure Statement sets forth certain information regarding the Debtor’s prepetition operating and financial history, its reasons for seeking protection and reorganization under chapter 11, significant events that have occurred during the Bankruptcy Case and the anticipated operations and financing of the Debtor upon its emergence from chapter 11. This Disclosure Statement also describes certain terms and provisions of the Plan, certain effects of Confirmation of the Plan, certain risk factors associated with the Plan and the type and manner of Distributions to be made under the Plan. In addition, this Disclosure Statement discusses the Confirmation process and the voting procedures that Holders of Claims entitled to vote under the Plan must follow for their votes to be counted.

THE DEBTOR, PLAN SPONSOR AND OFFICIAL COMMITTEE BELIEVE THAT THE PLAN IS FAIR AND EQUITABLE, WILL MAXIMIZE THE VALUE TO THE ESTATE, IS IN THE BEST INTERESTS OF THE DEBTOR AND ITS CREDITORS, PROVIDES THE BEST RECOVERIES POSSIBLE FOR HOLDERS OF CLAIMS AGAINST THE DEBTOR, AND WILL ENABLE THE DEBTOR TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11.

THE DEBTOR, PLAN SPONSOR AND OFFICIAL COMMITTEE URGE HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE TO TIMELY RETURN THEIR BALLOTS AND STRONGLY RECOMMEND THAT HOLDERS OF CLAIMS VOTE TO ACCEPT THE PLAN.

II.	OVERVIEW OF THE PLAN

The following is a brief overview of the material provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan. For a more detailed description of the terms and provisions of the Plan, see Article VI of this Disclosure Statement, entitled “Summary of the Plan of Reorganization.”

A.	General Structure of the Plan

The Plan designates seven (7) classes of Claims or Interests, which take into account the differing nature, priority or treatment of various Claims or Interests under the Bankruptcy Code.

As described further herein, the Plan generally provides for the payment or satisfaction in full of all administrative expenses, secured claims and priority tax claims; for the distribution to holders of general unsecured claims of certain consideration, to be allocated pro rata among all such claims to the extent allowed, that will provide a percentage recovery on such claims; and for no payments or other recoveries on account of any subordinated claims, intercompany claims, or existing equity interests.

The following is an overview of certain material terms of the Plan:

•	The Debtor will be reorganized pursuant to the Plan and will continue to operate following the Effective Date as the Reorganized Debtor.

•	All Claims (except for the DIP Claims) that are Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims or Allowed Priority Non-Tax Claims, will be paid or otherwise satisfied in full as required by the Bankruptcy Code from the Distribution Trust or from the Professional Fee Reserve, unless otherwise agreed to by the Debtor (or the Distribution Trustee) and the Holders of such Claims.

•	The DIP Claims shall be Allowed and satisfied in full through conversion on the Effective Date into the DIP Tranche of the Exit Facility, which facility will be assumed by the Reorganized Debtor.

•	All Allowed General Unsecured Claims (except to the extent held by Quantum Partners) shall receive, in full, final and complete satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim, a Pro Rata Share of the Distribution Trust Interests.

•	All General Unsecured Claims held by Quantum Partners shall be Allowed and shall receive, in full, final and complete satisfaction, settlement, release, and discharge of such Allowed Claim, 100% of the equity in the Reorganized Debtor, with no other Distribution or recovery on such Claims.

•	No Distributions will be made on account of any Subordinated Claims, Intercompany Claims, or Equity Interests. On the Effective Date, all Equity Interests shall be deemed cancelled and extinguished without further action by the Debtor or the Reorganized Debtor.

•	On the Effective Date, certain assets will vest in the Distribution Trust, and the Plan Sponsor shall pay certain amounts to the Distribution Trust, to fund Distributions under the Plan.

B.	Summary of Treatment of Claims and Interests under the Plan

The table below summarizes the classification and treatment of the Claims and Interests under the Plan. The projected recoveries are estimates based upon a number of assumptions, including the amount of Allowed Claims in each Class, which amounts are estimated as of April 20, 2017, except for General Unsecured Claims, which are estimated as of the Petition Date.

The actual amounts of Allowed Claims could materially exceed or could be materially less than the amounts estimated by the Debtor and utilized in estimating the projected recoveries shown in the table below. The Debtor has not yet reviewed and fully analyzed all Claims, and its estimates underlying the projected recoveries set forth below are based upon the Debtor’s review of its books and records, and include estimates of a number of Claims that are contingent, disputed, and/or unliquidated.

Class	Claim or Interest	Summary of Treatment	Projected Recovery Under Plan
1	Secured Claims	Unimpaired; Deemed to Accept Plan	100%
2	Priority Non-Tax Claims	Unimpaired; Deemed to Accept Plan	100%
3	Quantum Claims	Impaired; Entitled to Vote on Plan	Unknown
4	General Unsecured Claims	Impaired; Entitled to Vote on Plan	7.5% to 8.5%
5	Subordinated Claims	Impaired; Deemed to Reject Plan	0%
6	Intercompany Claims	Impaired; Deemed to Reject Plan	0%
7	Equity Interests	Impaired; Deemed to Reject Plan	0%

THE DEBTOR, PLAN SPONSOR AND OFFICIAL COMMITTEE BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR HOLDERS OF CLAIMS AGAINST THE DEBTOR AND THUS STRONGLY RECOMMEND THAT CREDITORS VOTE TO ACCEPT THE PLAN.

III.	PLAN VOTING INSTRUCTIONS AND PROCEDURES

A.	Voting Rights

Under the Bankruptcy Code, only holders of claims and interests in classes that are (a) treated as “impaired” by a plan of reorganization and (b) entitled to receive a distribution under such plan are entitled to vote on such plan. Under the Plan, only Holders of Claims in Classes 3 and 4 are entitled to vote on the Plan. Claims in other Classes are either (i) Unimpaired, and their Holders are deemed to have accepted the Plan, or (ii) Impaired, and their Holders are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

Any Holder of a Claim that (a) is not scheduled and (b) that is not the subject of a Proof of Claim Filed by the applicable Bar Date set by the Court will not be treated as a Creditor with respect to such Claim for purposes of voting on or objecting to the Plan. Any Holder of a Claim that is scheduled in the Schedules as disputed, contingent or unliquidated (and that has not been satisfied or superseded by any Proof of Claim), will be allowed to vote only in the amount of $1.00. In the event of any inconsistency between the voting rights and procedures as set forth herein and the Bankruptcy Court order approving this Disclosure Statement and related procedures for solicitation and voting [Docket No. 305] (the “Solicitation Procedures Order”), the latter shall control.

B.	Classes Entitled to Vote to Accept or Reject the Plan

Only Holders of Claims in Classes 3 and 4 are entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, the Holders of Claims in such Classes are not entitled to vote to accept or reject the Plan. Accordingly, Classes 1 and 2 are deemed to have accepted the Plan and, therefore, none of the Holders of Claims in Classes 1 and 2 are entitled to vote to accept or reject the Plan. By operation of law, each Class that is Impaired and will not receive a Distribution under the Plan is deemed to have rejected the Plan and, therefore, the Holders of Claims in such Classes are not entitled to vote to accept or reject the Plan. Accordingly, the Holders of Claims in Classes 5 and 6, and Holders of Interests in Class 7 are deemed to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan.

C.	Solicitation Materials

In soliciting votes for the Plan pursuant to this Disclosure Statement, the Debtor, through its solicitation agent Prime Clerk LLC (the “Solicitation Agent”), will send to Holders of Claims who are entitled to vote copies of (a) the Disclosure Statement and Plan, (b) the notice of, among other things, (i) the date, time, and place of the hearing to consider Confirmation of the Plan and related matters and (ii) the deadline for filing objections to Confirmation of the Plan (the “Confirmation Hearing Notice”), (c) one or more ballots (and return envelopes) to be used in voting to accept or to reject the Plan, and (d) other materials as authorized under the Solicitation Procedures Order.

D.	Voting Procedures, Ballots, and Voting Deadline

After carefully reviewing the Plan, this Disclosure Statement, and the detailed instructions accompanying your ballot, you are asked to indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the accompanying ballot.

Each ballot has been coded to reflect the Class of Claim it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded ballot(s) sent to you with this Disclosure Statement.

All votes to accept or reject the Plan must be cast by using the ballot enclosed with the Disclosure Statement. IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT AND RECEIVED NO LATER

THAN APRIL 10, 2017, AT 5:00 P.M. (EASTERN TIME) (THE “VOTING DEADLINE”) BY THE FOLLOWING:

VIOLIN MEMORY, INC. BALLOTING CENTER

c/o PRIME CLERK LLC

830 Third Avenue, 3rd Floor

New York, NY 10022

BALLOTS SENT BY FACSIMILE, E-MAIL OR OTHER ELECTRONIC MEANS WILL NOT BE ACCEPTED. BALLOTS THAT ARE RECEIVED BUT NOT SIGNED WILL NOT BE COUNTED. DO NOT RETURN ANY STOCK CERTIFICATES, DEBT INSTRUMENTS, OR OTHER EVIDENCE OF YOUR CLAIM WITH YOUR BALLOT.

For further general instructions on voting to accept or reject the Plan, see the instructions accompanying your ballot.

THE DEBTOR, THE PLAN SPONSOR AND THE OFFICIAL COMMITTEE URGE ALL HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT THE PLAN BY COMPLETING THEIR BALLOTS AND RETURNING THEIR BALLOTS BY THE VOTING DEADLINE.

E.	Waivers of Defects, Irregularities, Etc.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of ballots will be determined by the Solicitation Agent and the Debtor in its sole discretion, which determination will be final and binding. As indicated below under “Withdrawal of Ballots; Revocation,” effective withdrawals of ballots must be delivered to the Solicitation Agent prior to the Voting Deadline. The Debtor reserves the absolute right to contest the validity of any such withdrawal. The Debtor also reserves the right to reject any and all ballots not in proper form, the acceptance of which would, in the opinion of the Debtor or their counsel, be unlawful. The Debtor further reserves the right, with the consent of the Plan Sponsor (which consent shall not be unreasonably withheld), to waive any defects or irregularities or conditions of delivery as to any particular ballot. The interpretation (including the ballot and the respective instructions thereto) by the Debtor, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of ballots must be cured within such time as the Debtor (or the Bankruptcy Court) determines. Neither the Debtor nor any other Person will be under any duty to provide notification of defects or irregularities with respect to deliveries of ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

F.	Withdrawal of Ballots; Revocation

Any party who has delivered a valid ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Solicitation Agent at any time prior to the Voting Deadline. To be valid, a notice of withdrawal must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn, and (iv) be received by the Solicitation Agent in a timely manner. The Debtor intends to consult with the Solicitation Agent to determine whether any withdrawals of ballots were received and whether the requisite acceptances of the Plan have been received. As stated above, the Debtor expressly reserves the right to contest the validity of any such withdrawals of ballots.

Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of ballots which is not received in a timely manner by the Solicitation Agent will not be effective to withdraw a previously cast ballot.

Any party who has previously submitted to the Solicitation Agent prior to the Voting Deadline a properly completed ballot may revoke such ballot and change his or its vote by submitting to the Solicitation Agent prior to the Voting Deadline a subsequent properly completed ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed ballot is received, only the ballot which bears the latest date will be counted for purposes of determining whether the requisite acceptances have been received.

G.	Voting Objection Deadline

As set forth more fully in the Solicitation Procedures Order, the deadline for the Debtor to File and serve any objections to Claims affecting the ability of such Claims to vote on the Plan (each, a “Voting Objection”) is (i) March 27, 2017, for Claims filed or scheduled prior to March 6, 2017, and (ii) April 5, 2017, for other timely-filed Claims. Holders of Claims that are subject to a Voting Objection or otherwise are Disputed, are not entitled to vote such Claims (or the Disputed portion of such Claims), unless a resolution of such objection or dispute, including without limitation a temporary allowance of such Claim for voting purposes, is reached at least three (3) business days before the Voting Deadline.

H.	Confirmation Hearing and Deadline for Objections to Confirmation

Pursuant to section 1128 of the Bankruptcy Code and Bankruptcy Rule 3017(c), the Bankruptcy Court has scheduled a Confirmation Hearing for April 18, 2017, at 2:00 p.m. (Eastern Time). The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequently adjourned Confirmation Hearing. Objections to Confirmation of the Plan must be made in writing and must specify in detail the name and address of the objector, all grounds for the objection, and the amount and Class of the Claim. Any such objection must be Filed with the Bankruptcy Court on or before April 10, 2017, at 4:00 p.m. (Eastern Time). Objections to Confirmation of the Plan are governed by Bankruptcy Rule 9014.

I.	Further Information; Additional Copies

If you are the Holder of a Claim who believes you are entitled to vote on the Plan, but you did not receive a ballot or your ballot is damaged or illegible, or if you have any questions or require further information about the voting procedures for voting your Claim or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits or appendices to such documents (at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d) or the Solicitation Procedures Order), please contact the Solicitation Agent at:

Prime Clerk LLC

830 Third Avenue, 9th Floor

New York, NY 10022

Telephone: (855) 934-8766 (USA/Canada)

                   (917) 877-5963 (International)

Email: vmeminfo@primeclerk.com

Additional copies of this Disclosure Statement, the Plan, the Plan Supplement, and any related documents, all as such documents may be updated or modified from time to time, or other documents or information concerning the Bankruptcy Case, may also be obtained free of charge from the Bankruptcy Case website at https://cases.primeclerk.com/vmem.

IV.	GENERAL INFORMATION ABOUT THE DEBTOR

A.	Business Operations

Violin was organized as a Delaware corporation in 2005 under the name Violin Technologies, Inc. and reincorporated as Violin in 2007. Violin is a developer and supplier of differentiated flash-based data storage systems that service the high-speed applications and complex network infrastructures of sophisticated worldwide enterprises. Since 2005, Violin has designed, developed and patented hardware and software solutions at each level of the system architecture to realize key performance and integration advantages and deliver industry-leading solutions for its customers. In February 2015, Violin introduced the Concerto operating system, combining its proprietary hardware with the industry’s broadest software features offered in a single operating system, which has been successfully deployed to more than 60 customers. Violin launched new flash storage platform solutions in September 2016 that again led the industry in latency, density, scalability, affordability and performance.

Violin primarily markets and sells its products through its direct sales force and global channels network. In addition, Violin and its authorized service providers also sell support services to its end-user customers. Violin’s customer base is primarily comprised of Fortune 500 and Global 1000 companies, since its high-performance All Flash Array (“AFA”) systems address the demanding requirements of high-speed applications and complex network infrastructures used by large companies. Its customers have included two of the top ten global retailers, two of the top five U.S. banks, five of the top ten global telecom companies, and four of the top fifteen global software companies.

Violin’s proprietary intellectual property includes core intellectual property fundamental to building AFAs. Since Violin was a first mover in enterprise-class flash storage, it holds patents underlying fundamental aspects of the industry’s technology. Violin currently holds 84 U.S. patents (issued or filed) and 101 foreign patents (issued or filed), for a total of 185 patents. It also owns 14 trademarks and copyrights relating to its business. Violin’s software is designed and developed by its internal research and development team, with certain support from an outsourced engineering team in Eastern Europe. The hardware utilized in Violin’s products is manufactured by Flextronics in its facility located in Milpitas, California. Toshiba is Violin’s sole supplier of flash components, which Violin consigns to Flextronics.

Violin has the following non-debtor direct, wholly-owned foreign subsidiaries: Violin Memory EMEA Ltd. (UK), Violin Memory K.K. (Japan), Violin Memory Data Storage System Co., Ltd. (China), Violin Memory, Inc. Rus Limited Liability Company (Russia), and Violin Memory Pte. Ltd. (Singapore). These subsidiaries, and employees who are hired and employed locally through such subsidiaries, service or sell only Violin’s products and manage local partner and customer relationships on behalf of and for the benefit of Violin, with related contracts for products or services between such partner or customer and Violin directly. Violin also has a direct, wholly-owned domestic subsidiary, Violin Memory Federal Systems, Inc., a Delaware corporation, which entity has no assets or employees and is no longer operating.

Violin is headquartered at 4555 Great America Parkway, Santa Clara, California. As of the Petition Date, the core management team of Violin consisted of Kevin DeNuccio, Chief Executive Officer, Ebrahim Abbasi, Chief Operating Officer, Cory J. Sindelar, Chief Financial Officer, and Gary Lloyd, General Counsel, and overall Violin had 59 employees based domestically. In addition, as of the Petition Date Violin had 24 employees based internationally who had been given termination notices and were working through their applicable notice periods. As of the date of this Disclosure Statement, the Debtor has 45 employees.

Through fiscal year ended January 31, 2016, Violin generated revenues of $50,867,000 through sales of its products and services, and had gross revenues of $29,100,000 for the fiscal year ended January 31, 2017.

Violin is a public company and has been required to file certain reports with the SEC, including quarterly statements of its operational and financial status and reports of significant events. All of Violin’s public securities filings are available at http://www.sec.gov/edgar.shtml. Violin has been making certain SEC filings during the postpetition period with Form 8-Ks.

B.	Prepetition Capital Structure

In September 2013, Violin completed a $162 million initial public offering and commenced trading on the New York Stock Exchange under the symbol VMEM. Violin ceased trading on the New York Stock Exchange after market close on October 27, 2016, and has traded on the OTCQX Best Market since October 28, 2016. As of the Petition Date, Violin had 25,257,786 shares of common stock, par value $0.0001 per share, and an equity market capitalization of approximately $4.26 million.

On September 19, 2014, Violin issued $120 million aggregate principal amount of Convertible Senior Notes (CUSIP# 92763AAB7, the “Notes”). The Notes are not secured and accrue interest at a rate of 4.25% per annum, payable semi-annually on April 1 and October 1 of each year. The Debtor has not made any principal payments on the Notes since issuance and the aggregate principal amount is due on October 1, 2019.

C.	Events Leading to Bankruptcy Case

Violin’s initial product lines established the state of the art in hardware solutions for enterprise flash storage. Beginning in 2014, competitors released software products with de-duplication and compression functionality that mooted certain Violin performance advantages for many customers, and adversely affected Violin’s sales. In response, Violin launched software with de-duplication and compression in February 2015, as well as many other data management features, but the software experienced performance challenges and sales suffered further declines.

After a difficult quarter ending October 31, 2015, Violin engaged Jefferies LLC (“Jefferies”) as its financial advisor and investment banker to review strategic alternatives and explore a sale of the company. Beginning in November 2015, Jefferies contacted 39 strategic parties and 8 financial sponsors to market Violin and its assets in a process that included 9 parties executing confidentiality agreements and 10 parties conducting initial management meetings. However, the process did not result in any offers or other promising indications of interest and was concluded in March 2016, with Violin announcing restructuring plans intended to reduce expenses in line with decreased revenue expectations.

As 2016 progressed, Violin was unable to meet its revenue expectations and, despite effectuating numerous cost reduction initiatives, including workforce reductions from 318 in January 2016 to 83 as of the Petition Date, and the outsourcing of certain engineering and support functions, was facing increasingly constrained liquidity as it attempted to maintain market share, resolve software performance challenges and launch new products. On September 14, 2016, Violin launched new flash storage platform solutions leading the industry in latency, density, scalability, affordability and performance. However, the new products did not lead to immediate revenue increases or otherwise provide a solution to Violin’s circumstances.

On September 19, 2016, the Debtor engaged Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) as financial advisor and investment banker in connection with the review and analysis of the Debtor’s strategic alternatives. During this process, Houlihan Lokey worked closely with a committee of independent directors established to oversee this strategic review (the “Strategic Committee”) and the Debtor’s senior management, as well as the entire board of directors. This process also included the Strategic Committee, the Debtor’s senior management and Houlihan Lokey working with an ad-hoc committee of unsecured noteholders and their retained legal and financial advisors to evaluate potential strategic alternatives and financing options. After considering the reasonably available possible courses of action, the Debtor determined that a timely sale of its assets was in the best interest of the Debtor, its creditors, and all parties in interest under the circumstances, particularly considering the Debtor’s liquidity constraints and the difficulties in raising additional debt or equity financing.

Beginning in October 2016, Houlihan Lokey contacted 204 parties, consisting of 124 potential strategic buyers, of whom four executed confidentiality agreements and five conducted management interviews, and 80 financial sponsors, of whom 21 executed confidentiality agreements and four conducted management interviews. During this time, the market prices for Violin’s publicly-traded debt and equity continued to decline, leading to Violin’s delisting from the NYSE as described above for failing to maintain a minimum market capitalization, and Violin was unable to obtain additional financing. This sale process included a deadline disclosed to all participants to submit a letter of interest on or before November 18, 2016. However, no such letters or other actionable near-term indications of interest were received by the deadline.

After extensive negotiations with significant creditors, a review of various liquidation and sale recovery scenarios and discussions with the Debtor’s professionals, Violin’s board of directors ultimately determined in the exercise of their business judgment that the most effective way to maximize the value of the Estate for the benefit of its constituents was to seek bankruptcy protection and authorized the filing of a voluntary petition for chapter 11 relief at a meeting conducted on December 13, 2016.

V.	THE CHAPTER 11 CASE

A.	Commencement of the Bankruptcy Case

On December 14, 2016 (the “Petition Date”), the Debtor commenced the Bankruptcy Case by filing a petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Since the Petition Date, the Debtor has continued to operate as debtor in possession subject to the supervision of the Bankruptcy Court and in accordance with the Bankruptcy Code. The Debtor is authorized to operate its business and manage its properties in the ordinary course, with transactions outside of the ordinary course of business requiring Bankruptcy Court approval.

An immediate effect of the filing of the Debtor’s bankruptcy petition was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoins the commencement or continuation of all collection efforts by creditors, the enforcement of liens against property of the Debtor, and the continuation of litigation against the Debtor. The relief provides the Debtor with the “breathing room” necessary to assess and reorganize its business and prevents creditors from obtaining an unfair recovery advantage while the Bankruptcy Case is ongoing. The automatic stay remains in effect, unless modified by the Bankruptcy Court, until consummation of a plan.

B.	First Day Relief

The first day hearing was held in the Bankruptcy Case before the Bankruptcy Court on December 15, 2016. At such hearing, the Bankruptcy Court considered certain requests for immediate relief Filed by the Debtor to facilitate the transition between the Debtor’s pre-petition and post-petition business operations, including:

•	Employee Wages Order: authorizing but not directing the Debtor to (a) pay and honor the prepetition claims of employees for salaries, wages and commissions, (b) maintain, continue and honor employee benefit plans and related obligations in the ordinary course of business, (c) to reimburse business expenses in the ordinary course of business, and (d) pay and honor all withholding obligations. [Interim Order, Docket No. 22, Final Order, Docket No. 91].

•	Cash Management Order: (a) authorizing the maintenance of the Debtor‘s existing Bank Accounts and continued use of existing Business Forms and checks; (b) authorizing, but not directing, the continued use of the existing Cash Management System; and (c) granting certain related relief. [Interim Order, Docket No. 24, Final Order, Docket No. 90].

•	Taxes Order: (a) authorizing the Debtor to pay prepetition sales, franchise and similar taxes in the ordinary course of business and (b) authorizing banks and financial institutions to honor and process checks and transfers related to such payments. [Interim Order, Docket No. 25, Final Order, Docket No. 92].

C.	Retention of Professionals

During the Bankruptcy Case, the Bankruptcy Court has authorized the Debtor to retain and employ Pillsbury Winthrop Shaw Pittman LLP, as bankruptcy counsel [Docket No. 116]; Bayard, P.A., as bankruptcy co-counsel [Docket No. 118]; Houlihan Lokey Capital, Inc., as investment banker [Docket No. 133]; Prime Clerk LLC, as claims and noticing agent and administrative advisor [Docket Nos. 23, 117]; and certain professionals in the ordinary course [Docket No. 119].

D.	Official Committee

On December 27, 2016, the U.S. Trustee, pursuant to its authority under section 1102(a) of the Bankruptcy Code, appointed the Official Committee, consisting of Wilmington Trust, N.A., Clinton Group, Inc., and Forty Niners SC Stadium Company LLC [Docket No. 50].

During the Bankruptcy Case, the Bankruptcy Court has authorized the Official Committee to retain and employ Cooley LLP, as counsel to the Official Committee [Docket No. 166], (ii) Elliot Greenleaf, P.C., as Delaware counsel to the Official Committee [Docket No. 167], and (iii) DAK Group, Ltd., as financial advisor and investment banker to the Official Committee [Docket No. 200]. The expenses of members of the Official Committee, and the fees and expenses of the Professionals serving on behalf of the Official Committee, are entitled to be paid by the Debtor, subject to approval by the Bankruptcy Court.

E.	Sale Procedures and Auction Process

On the Petition Date, the Debtor filed a motion seeking to establish certain sale and bidding procedures in connection with a proposed sale of all or substantially all of its assets and certain related relief [Docket No. 9] (the “Sale Motion”). The Debtor subsequently filed declarations in support of the Sale Motion by Cory J. Sindelar, the Debtor’s chief financial officer, and by Ryan Sandahl of Houlihan Lokey, the Debtor’s financial advisor [Docket Nos. 82 and 84] (together, the “Supporting Declarations”). As set forth in the Declaration of Cory J. Sindelar in Support of the Debtor’s Chapter 11 Petition and Requests for First Day Relief  [Docket No. 10] and the Supporting Declarations, the Debtor engaged in extensive prepetition marketing efforts without success, and commenced this case under severe liquidity and operational constraints, including insufficient liquidity to continue operations after February 10, 2017, and significant concerns over the ability to preserve going concern value, that required a sale of its assets as soon as possible.

The relief requested by the Sale Motion, with a timeline modified by the Debtor in consultation with the Official Committee, was consensual and the Court entered an order on January 6, 2017 [Docket No. 93] approving the requested relief. In accordance with the procedures set forth therein, the Debtor received multiple qualified bids by the bidding deadline and commenced an auction among qualified bidders on January 23, 2017. As set forth on the record of the auction [Docket No. 178], the bidding at the auction was competitive and the auction concluded on January 26, 2017, with the Debtor determining that the highest and best value for its estate and creditors would be obtained under a proposal from the Plan Sponsor, which is an affiliate of an investment fund, Quantum Partners LP (“Quantum Partners”), that holds $25.65 million of the Notes, and is managed by Soros Fund Management LLC. The backup bid selected by the Debtor at the auction as the best secondary option was for the purchase of substantially all assets of the Debtor at a price of $7.125 million and the assumption of certain cure costs.

Among other things, the proposal from the Plan Sponsor (the “Plan Proposal”) provided for: (i) an $8.0 million debtor-in-possession facility from the Plan Sponsor to finance the Debtor’s continued operations and restructuring efforts, which facility will be converted into the DIP Tranche of the Exit Facility under a confirmed plan of reorganization, (ii) cash from the Plan Sponsor for recoveries equivalent to $15.0 million to the Debtor’s creditors under a plan of reorganization, in exchange for which the Plan Sponsor will receive a note in a principal amount equal to the amount of the cash provided, (iii) Quantum Partners will receive all of the equity interests in the reorganized Debtor in lieu of cash for its claims, (iv) assumption by the Reorganized Debtor of certain employee claims and counterparty obligations (and related cure costs), and (v) preservation of certain avoidance actions for the benefit of unsecured creditors.

The Plan seeks to implement the Plan Proposal. As described herein, the Plan Proposal is the highest and best result of an extensive market test in a fair and open process, and provides creditors with recoveries substantially superior to the back-up bid or any other available alternative.

F.	Plan Sponsor Agreement

On February 6, 2017, the Debtor filed a motion for authorization to enter into and perform under a plan sponsor agreement (the “Plan Sponsor Agreement”) with Plan Sponsor and the Official Committee [Docket No. 188] (the “PSA Motion”) in order to effectuate the Plan Proposal.

As set forth in the PSA Motion, and as described herein, prior to the Petition Date, the Debtor and its advisors thoroughly explored multiple strategic and restructuring alternatives,

including the sale of all or some portion of the Debtor’s assets, the issuance of new debt or equity capital infusions, and various operational improvement initiatives. The Debtor commenced this Bankruptcy Case with assets subject to significant valuation uncertainties, minimal liquidity, no ability to restructure or refinance, and no option to preserve value for creditors except through a section 363 sale. As found by the Bankruptcy Court in approving the relief requested by the Sale Motion, the Debtor’s decision to commence a process for the sale of all or substantially all of its assets pursuant to section 363(b) was an appropriate exercise of business judgment. As set forth in the Plan Sponsor Agreement and described herein, the Plan Proposal was the outcome of that sale process after competitive bidding and heavy negotiation at arms’ length and in good faith between the Debtor, the Plan Sponsor, the Official Committee, and their respective professionals. This result provides creditors with recoveries substantially superior to the back-up bid or any other available alternative and minimizes the uncertainties of the reorganization plan process. The Debtor has determined that its fiduciary duties to its estate and its creditors require it to pursue implementation of the Plan Proposal as expeditiously as possible.

The Court entered an order authorizing the Debtor to enter into and perform under the Plan Sponsor Agreement on February 8, 2017 [Docket No. 207]. On February 15, 2017, the Debtor, Plan Sponsor and Official Committee executed the Plan Sponsor Agreement, a copy of which is available at Docket No. 231. Pursuant to the Plan Sponsor Agreement, on March 8, 2017, the Plan Sponsor wired $10,700,000 to a trust account held by Debtor’s counsel as an advance on Distributions under the Plan to Creditors (the “Consideration Advance”).

G.	DIP Facility

On February 6, 2017, the Debtor filed a motion seeking authority to enter into a $8 million postpetition financing facility (the “DIP Facility”) from the Plan Sponsor [Docket No. 190]. Subject only to certain permitted liens, excluded assets and carve-outs, the DIP Facility is secured by first-priority security interests in and liens on all of the Debtor’s assets and holds superpriority administrative expense claim status under section 364(c)(1) of the Bankruptcy Code, excepting only the Excluded Assets, which do not secure and cannot be used to satisfy the DIP Facility.

The DIP Facility is an integral part of the Plan Proposal because it provides the Debtor with sufficient liquidity to continue operations beyond February 10, 2017, thereby allowing the Debtor to implement the Plan Proposal and confirm the Plan. The DIP Facility, and all outstanding amounts owed thereunder, will be satisfied in full by conversion into a tranche of a senior secured term loan credit facility of the Reorganized Debtor comprised of (i) a principal amount equal to the amount outstanding under the DIP Facility as of the Effective Date (the “DIP Tranche”), (ii) an aggregate principal amount equal to the Consideration (the “Funding Tranche”), and (iii) such additional amounts as may be agreed between the Exit Facility lenders and the Debtor or Reorganized Debtor (the “Exit Facility”) on the Effective Date. The Bankruptcy Court entered an order approving the DIP Facility on an interim basis on February 16, 2017 [Docket No. 239]. On March 6, 2017, the Bankruptcy Court entered a final order approving the DIP Facility [Docket No. 300].

H.	Protection of Tax Attributes

On February 7, 2017, the Debtor filed a motion for an order establishing notification procedures in connection with purchases or sales of the Debtor’s securities, and restrictions on certain transfers of such securities, to protect the potential value of the Debtor’s net operating loss carryforwards (“NOLs”) and certain other tax attributes (collectively, with the NOLs, the “Tax Attributes”) [Docket No. 207]. The Debtor estimates that as of the date of the motion, the Debtor has incurred, for U.S. federal income tax purposes, at least $320 million of consolidated NOLs in addition to certain other Tax Attributes. The Tax Attributes are an asset of the Debtor that may be preserved for the benefit of the Estate. On February 15, 2017, the Bankruptcy Court entered an order granting on an interim basis the relief requested by the Debtor effective as of February 7, 2017 [Docket No. 230]. On March 6, 2017, the Bankruptcy Court entered a final order granting the relief requested by the Debtor effective as of February 7, 2017 [Docket No. 301].

I.	Other Matters Occurring During the Case

The Debtor took several steps during the Bankruptcy Case to administer the case, and to preserve the going concern value of the Debtor’s operations, while reducing operating expenses pending a sale or other liquidation of the Debtor’s assets.

1.	Key Employee Retention Plan

On December 28, 2016, the Debtor filed a motion to approve the key employee incentive plan and payment of bonuses [Docket No. 59, 60]. Also on December 28, 2016, the Debtor filed a motion to file certain exhibits to the key employee incentive motion under seal [Docket No. 61]. It was important for the Debtor’s going concern value to incentive performance from the Debtor’s key employees. On January 13, 2017, the Court approved the Debtor’s key employee incentive plan and payments [Docket No. 121], and the Debtor’s motion to file certain exhibits under seal [Docket No. 122].

2.	Rejection of Certain Executory Contracts

On December 14, 2016, the Debtor Filed its motion for entry of an order authorizing them to reject certain contracts nunc pro tunc to the Petition Date [Docket No. 8]. The Debtor undertook a thorough review of its contracts and determined that the rejected contracts were burdensome on the debtor, had no marketable value, and any continued performance would constitute an unnecessary depletion of value of the Estate. The motion was granted and an order was entered by the Court on January 4, 2017 [Docket No. 78].

3.	Claims and Bar Date

The Debtor Filed its Schedules on January 11, 2017 [Docket No. 98] that, among other things, set forth the Claims of known creditors against the Debtor as of the Petition Date, based upon the Debtor’s books and records. On February 6, 2017, the Debtor Filed an amendment to its Schedules [Docket No. 194].

On February 7, 2016, the Debtor filed its motion to establish deadlines for filing proofs of claim and approving form and manner of notice thereof [Docket No. 207]. The motion requested that the bar date for filing proofs of claim for all persons or entities, excluding governmental units, be twenty-one days after service of the Notice of Entry of Order Establishing Bar Dates for Filing Proofs of Claim, that the bar date for governmental units be June 12, 2017 at 5:00 p.m. (Eastern Time), that the bar date for persons holding claims affected by an amendment to the Schedules be the later of the general bar date or twenty-one days after notice of such amendment, and that the bar date for persons or entities holding claims on account of the Debtor’s rejection of an executory contract be the later of the general bar date, twenty-one days after entry of an order authorizing such rejection, or such other date as set forth by the order authorizing such rejection. On February 24, 2017, the Bankruptcy Court entered an order granting the relief requested in the motion [Docket No. 283]. On February 27, 2017, as amended on March 6, 2017, the Debtor filed a notice identifying March 21, 2017 as the Bar Date and generally applicable deadline for all persons or entities holding or asserting claims against the Debtor to file proofs of such claims [Docket Nos. 285, 306].

VI.	SUMMARY OF THE PLAN OF REORGANIZATION

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT, AND TO THE EXHIBITS ATTACHED THERETO.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN WILL CONTROL THE TREATMENT OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTOR UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTOR, THE REORGANIZED DEBTOR, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

A.	Overall Structure of the Plan

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and shareholders. Upon the filing of a petition for relief under chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of a chapter 11 case.

The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan, and any creditor of, or equity security holder in, the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions, and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes for such debt the obligations specified under the confirmed plan, and terminates all rights and interests of equity security holders.

The Plan is based on the Plan Proposal as documented in the Plan Sponsor Agreement between the Debtor, the Plan Sponsor, the Official Committee, and the individual members of the Official Committee [Docket No. 231]. The Plan Proposal reflects the highest and best value offered to the Debtor for its assets at the auction. The Bankruptcy Court approved the Debtor’s entry into the Plan Sponsor Agreement by order dated February 8, 2017 [Docket No. 207]. The Classes of Claims against and Interests in the Debtor created under the Plan, the treatment of those Classes under the Plan, and the other property to be distributed under the Plan, are in accordance with the Plan Proposal and are described below.

B.	Classification and Treatment of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan of reorganization must classify the claims and interests of a debtor’s creditors and equity interest holders. In accordance with section 1122 of the Bankruptcy Code, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than Administrative Claims, and Priority Tax Claims, which, pursuant to section 1123(a)(1), do not need to be classified). The Debtor also is required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in the Debtor into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class.

The Debtor believes that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code and applicable case law, but it is possible that a Holder of a Claim or Interest may challenge the Debtor’s classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In that event, the Debtor intends, to the extent permitted by the Bankruptcy Code, the Plan, and the Bankruptcy Court, to make such reasonable modifications to the classifications under the Plan to permit Confirmation and to use the Plan acceptances received for purposes of obtaining the approval of the reconstituted Class or Classes of which each accepting Holder ultimately is deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder initially was a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

The amount of any Impaired Claim that ultimately is Allowed by the Bankruptcy Court may vary from any estimated Allowed amount of such Claim and, accordingly, the total Claims ultimately Allowed with respect to each Impaired Class of Claims may also vary from any estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the value of the property that ultimately will be received by a particular Holder of an Allowed Claim under the Plan may be adversely (or favorably) affected by the aggregate amount of Claims ultimately Allowed in the applicable Class.

The classification of Claims and Interests and the nature of Distributions to members of each Class are summarized below. The Debtor believes that the consideration, if any, provided under the Plan to Holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority (including applicable contractual and statutory subordination) of such Claims and Interests and the fair value of the Debtor’s assets. The Debtor will seek Confirmation of the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code, if necessary. Specifically, section 1129(b) of the Bankruptcy Code permits Confirmation of a chapter 11 plan in certain circumstances even if the plan has not been accepted by all Impaired Classes of Claims and interests. See Section VII.F below. Although the Debtor believes that the Plan can be confirmed under section 1129(b), there can be no assurance that the Bankruptcy Court will find that the requirements to do so have been satisfied.

1.	Treatment of Unclassified Claims under the Plan

(a)	Administrative Claims

Except to the extent that an Allowed Administrative Claim has been satisfied prior to the Effective Date, and except as otherwise provided for in the Plan, each Holder of an Allowed Administrative Claim (including claims of the type described in section 503(b)(9) of the Bankruptcy Code to the extent such claim has not already been paid during the Bankruptcy Case) shall be entitled to receive in full, final and complete settlement, release, and discharge of such Claim, payment from the Distribution Trust in full in Cash of the unpaid portion of such Allowed Administrative Claim on the Effective Date or as soon as reasonably practicable thereafter.

Except as otherwise provided in Article IV of the Plan, requests for payment of Administrative Claims must be included within an application (setting forth the amount of, and basis for, such Administrative Claims, together with documentary evidence) and Filed and served on respective counsel for the Debtor, the Reorganized Debtor, Plan Sponsor, and the Distribution Trustee no later than thirty (30) days after the Effective Date or by such earlier deadline governing such an Administrative Claim as established by other order of the Bankruptcy Court entered before the Effective Date. Holders of Administrative Claims (including, without limitation, Holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date specified in this section shall be forever barred from asserting such Claims against the Debtor, the Reorganized Debtor, Distribution Trust or any of their property. Requests for payments of Administrative Claims included within a proof of claim shall be of no force and effect, and are disallowed in their entirety as of the Effective Date, and shall be satisfied only to the extent such Administrative Claim is subsequently Filed in a timely fashion as provided by Section 4.1(d) of the Plan.

(b)	Priority Tax Claims

Except to the extent that an Allowed Priority Tax Claim has been satisfied prior to the Effective Date, each Holder of an Allowed Priority Tax Claim, shall be entitled to receive, in full, final and complete settlement, release, and discharge of such Claim, at the election of the Debtor or the Distribution Trustee, payment from the Distribution Trust in full in Cash of the unpaid portion of such Allowed Priority Tax Claim on the Distribution Date or such other treatment by the Distribution Trust as permitted under section 1129(a)(9)(C) of the Bankruptcy Code.

(c)	DIP Claims

The DIP Claims are Allowed in full. On the Effective Date, the DIP Facility, and all obligations thereunder (including the DIP Claims) will be converted into the DIP Tranche of the Exit Facility.

2.	Treatment of Classified Claims and Interests under the Plan

CLASS 1:    SECURED CLAIMS

Each Holder of an Allowed Claim that is secured by a Lien on property in which the Estate has an interest, to the extent of the value of such Holder’s interest in such property and to the extent such Claim has not already been paid during the Bankruptcy Case (collectively, the “Secured Claims”), in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Secured Claim, shall receive payment from the Distribution Trust in full in Cash, of the unpaid portion of such Allowed claim on the Distribution Date; provided, however, that to the extent such Allowed Claim is secured by a deposit held by such Holder, such Allowed Claim shall be satisfied by setoff of the amount of such deposit first against any Claim of such Holder that would otherwise be an Administrative Claim and second against any other Claim of such Holder, with any excess deposit to be paid by such Holder to the Distribution Trust.

Each Holder of Claims in Class 1 will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of Claims in Class 1 will not be entitled to vote to accept or reject the Plan.

CLASS 2:    PRIORITY NON-TAX CLAIMS

Each Holder of an Allowed Claim described in section 507(a) of the Bankruptcy Code other than a Priority Tax Claim, to the extent such Claim has not already been paid during the Bankruptcy Case (collectively, the “Priority Non-Tax Claims”), shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Priority Non-Tax Claim, payment from the Distribution Trust in full Cash of the unpaid portion of such Allowed Claim on the Distribution Date or pursuant to such other terms as may be agreed to between such Holder and the Distribution Trustee.

Each Holder of a Priority Non-Tax Claim will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of a Priority Non-Tax Claim will not be entitled to vote to accept or reject the Plan.

CLASS 3:    QUANTUM CLAIMS

Quantum Partners has Claims against the Debtor on account of the Notes (the “Quantum Claims”) that shall be Allowed for the purposes of the Plan in an aggregate amount equal to $25,650,000.00 plus interest and fees accrued prepetition. On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for the Quantum Claims, Quantum Partners shall receive 100% of the equity in the Reorganized Debtor (“New Equity”).

The Quantum Claims are Impaired, and the Holder of such Claims will be entitled to vote to accept or reject the Plan.

CLASS 4:    GENERAL UNSECURED CLAIMS

Each Holder of an Allowed General Unsecured Claim (other than the Quantum Claims), in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, shall receive its Pro Rata Share of its Distribution Trust Interests, after payment in full, or a reserve being established for, all Administrative Claims, Priority Claims, and Secured Claims, in accordance with the Distribution Trust Agreement. The Debtor projects that, following payment of Claims pursuant to the Plan and related implementation costs, approximately $10,500,000 – $11,200,000 will be available for Distributions from the Distribution Trust to holders of Allowed General Unsecured Claims pursuant to the terms of the Plan and the Distribution Trust Agreement. As a result, the Debtor projects that Holders of Allowed General Unsecured Claims will receive a recovery ranging from approximately 7.5% to 8.5% of the face value of such Claims.

All General Unsecured Claims are Impaired under the Plan. Each Holder of a General Unsecured Claim will be entitled to vote to accept or reject the Plan.

CLASS 5:    SUBORDINATED CLAIMS

On the Effective Date, Claims arising under section 510(b) of the Bankruptcy Code or other Claims that are subordinated to general unsecured claims under the Bankruptcy Code (“Subordinated Claims”), if any, shall be cancelled without any Distribution, and such holders will receive no recovery.

Each Holder of a Subordinated Claim will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of a Subordinated Claim will not be entitled to vote to accept or reject the Plan.

CLASS 6:    INTERCOMPANY CLAIMS

Claims held by the Debtor against any of its subsidiaries, and claims held by and of the Debtor’s subsidiaries against the Debtor (each, an “Intercompany Claim”) may be extinguished or compromised (by distribution, contribution, or otherwise) in the discretion of the Reorganized Debtor on or after the Effective Date, but will not receive any Distributions under the Plan.

Holders of Intercompany Claims are Impaired, and such Holders of Intercompany Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of an Intercompany Claim will not be entitled to vote to accept or reject the Plan.

CLASS 7:    EQUITY INTERESTS

On the Effective Date, all Equity Interests shall be deemed canceled and extinguished, and shall be of no further force and effect, whether surrendered for cancelation or otherwise, and there shall be no distribution on account of such Interests to any Holder thereof.

Each Holder of an Equity Interest will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, no Holder of an Equity Interest will be entitled to vote to accept or reject the Plan.

3.	Reservation of Rights Regarding Claims

Except as otherwise explicitly provided in the Plan, nothing will affect the Debtor’s, the Reorganized Debtor’s, or the Distribution Trust’s rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

C.	Means for Implementation of the Plan

1.	Vesting of Estate Property

On the Effective Date, except as otherwise expressly provided in the Plan or Confirmation Order, the Distribution Trust Assets shall automatically vest in the Distribution Trust free and clear of all Claims, Liens and Interests. Except for the Distribution Trust Assets or as otherwise expressly provided in the Plan or in the Confirmation Order, pursuant to section 1123(b)(3) and section 1141(b) and (c) of the Bankruptcy Code, on the Effective Date, all of the property and assets of the Debtor shall automatically vest in the Reorganized Debtor, free and clear of all Claims, Liens and Interests.

The Reorganized Debtor may operate its business and may use, acquire, and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all such property of each Reorganized Debtor shall be free and clear of all Claims, Liens and Interests, except as expressly provided in the Plan or the Confirmation Order, and the Reorganized Debtor shall receive the benefit of any and all discharges under the Plan.

2.	The Distribution Trust

(a)	Execution of Distribution Trust Agreement

On or prior to the Effective Date, the Debtor shall execute the Distribution Trust Agreement, and shall take all other necessary steps to establish the Distribution Trust, which shall be for the payment of Allowed Administrative Claims, Allowed Priority Claims, Allowed Secured Claims, and for the benefit of the Distribution Trust Beneficiaries. In the event of any conflict between the terms of Section 6.2(a) of the Plan and the terms of the Distribution Trust Agreement as such conflict relates to the establishment of the Distribution Trust, the terms of the Plan shall govern. The Distribution Trust Agreement may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Distribution Trust as a “liquidating trust” for United States federal income tax purposes.

(b)	Purpose of the Distribution Trust

The Distribution Trust shall be established for the sole purpose of liquidating and distributing the assets of the Debtor contributed to such Distribution Trust in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

(c)	Distribution Trust Assets

The Distribution Trust shall consist of the Distribution Trust Assets. On the Effective Date, all of the Distribution Trust Assets shall transfer to and be vested in the Distribution Trust.

(d)	The Administration of the Distribution Trust and Authority and Powers of the Distribution Trustee

The Distribution Trust shall be jointly administered by two Distribution Trustees with equal rights, duties and obligations pursuant to the Distribution Trust Agreement and the Plan. The authorities and powers of the Distribution Trustees shall include, among other things, the sole and full power, authority, and standing to prosecute, compromise, or otherwise resolve the Distribution Trust Avoidance Actions and any other Claims and Causes of Action comprising the Distribution Trust Assets. In the event of an inconsistency between the Plan and the Distribution Trust Agreement as such conflict relates to anything other than the establishment of the Distribution Trust, the Distribution Trust Agreement shall control. All compensation for the Distribution Trustees and other costs of administration for the Distribution Trust shall be paid from the Distribution Trust Assets in accordance with the Distribution Trust Agreement.

Any and all decisions or actions on behalf of, or in the name of, the Distribution Trust must be authorized by or with the consent of each Distribution Trustee, with any differences after good faith consultation between the Distribution Trustees to be resolved by the Bankruptcy Court. For the avoidance of doubt, any reference herein or in the Plan to the actions, rights, duties or obligations of the Distribution Trustee refers to both Distribution Trustees jointly.

The initial Distribution Trustees will be one designee of the Official Committee and one designee of the Debtor. The Official Committee has identified Sheon Karol, Managing Director of The DAK Group, Ltd., who is serving as the financial advisor to the Official Committee during this Bankruptcy Case, as its designee to serve as a Distribution Trustee. The Debtor has identified Cory J. Sindelar, the Chief Financial Officer of the Debtor as its designee to serve as a Distribution Trustee (and, in the event that Mr. Sindelar resigns or is no longer able to perform his duties in such capacity, the Debtor’s designee shall be Richard N. Nottenburg, Ph.D., the chairman of the board of directors of the Debtor). Each of these designees shall serve as a Distribution Trustee as of the Effective Date subject to the Plan and the Distribution Trust Agreement.

(e)	Mutual Cooperation

As the Debtor (or Reorganized Debtor) or the Distribution Trustee may reasonably request, each shall use commercially reasonable efforts to cooperate with the other with respect to the implementation of the Plan (including, without limitation, the resolution of Disputed Claims, the determination of taxes and the preparation and filing of tax returns), with all reasonable out-of-pocket expenses incurred by the Reorganized Debtor in connection therewith being borne by the Distribution Trust; provided, however, that neither party shall be required to (i) provide information, records or employees or other personnel under circumstances which the providing party believes in its sole reasonable determination may waive privilege, confidentiality or a similar protection or expose it to material liability to any person or may prejudice any legal interest of the providing party, or (ii) take any action that in the providing party’s reasonable determination unreasonably interferes with its business.

(f)	Cash Investments

The Distribution Trustee may invest Cash (including any earnings thereon or proceeds therefrom); provided, however, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treas. Reg. § 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

(g)	Distributions to Holders of Claims and Distribution Trust Beneficiaries

(i)    The Distribution Trustee shall be responsible for making all distributions to Holders of Allowed Administrative Claims, Allowed Priority Claims, Allowed Secured Claims, and Allowed General Unsecured Claims, required to be made on or after the Effective Date pursuant to the Plan.

(ii)    After payment in full (or reserving for payment in full) of all Administrative Claims, Priority Claims and Secured Claims as and when Allowed, the Distribution Trustee shall distribute to the Holders of Allowed General Unsecured Claims in Class 4 on account of their Distribution Trust Interests, on at least a semi-annual basis commencing on or before thirty (30) days after the Effective Date, all available cash (including any Cash received from the Debtor and treating any permissible investment as Cash for this purpose), less such amounts that may be reasonably necessary to (a) meet contingent liabilities and to maintain the value of the

Distribution Trust Assets during liquidation, (b) pay reasonably incurred or anticipated expenses (including, without limitation, any taxes imposed on or payable by the Distribution Trust or in respect of the Distribution Trust Assets, including with respect to Assets allocable to Disputed Claims), or (c) satisfy other liabilities incurred or anticipated by such Distribution Trust in accordance with the Plan or Distribution Trust Agreement; provided, however, that such Distribution Trustee shall not be required to make a Distribution pursuant to Section 6.2(g) of the Plan if such Distribution Trustee determines that the expense associated with making the Distribution would likely utilize a substantial portion of the amount to be distributed, thus making the Distribution impracticable.

(h)	Federal Income Tax Treatment of Distribution Trust

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by such Distribution Trustee), for all United States federal income tax purposes, all parties (including, without limitation, the Debtor, the Distribution Trustee and Distribution Trust Beneficiaries) shall treat the transfer of Distribution Trust Assets to the Distribution Trust as (1) a transfer of Distribution Trust Assets (subject to any and all Allowed Administrative Claims, Allowed Priority Claims, and Allowed Secured Claims, to the extent not satisfied by the Debtor prior to the Effective Date, that are payable by the Distribution Trust pursuant to the Plan) directly to Distribution Trust Beneficiaries (other than to the extent Distribution Trust Assets are allocable to Disputed Claims), followed by (2) the transfer by such beneficiaries to the Distribution Trust of Distribution Trust Assets in exchange for the Distribution Trust Interests. Accordingly, except in the event of contrary definitive guidance, Distribution Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of Distribution Trust Assets (other than such Distribution Trust Assets as are allocable to Disputed Claims). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes. For the avoidance of doubt, the term “party” as herein used shall not include the United States or any agency or department thereof, or any officer or employee thereof acting in such capacity.

(i)	Federal Income Tax Treatment of Distribution Trust

(i)    The Distribution Trustee shall file tax returns for the Distribution Trust treating such Distribution Trust as a grantor trust pursuant to Treas. Reg. § 1.671-4(a) and in accordance with Section 6.2 of the Plan. The Distribution Trustee also shall annually send or otherwise provide to each holder of the Distribution Trust Interest a separate statement regarding the receipts and expenditures of the Distribution Trust as relevant for U.S. federal income tax purposes.

(ii)    Allocations of Distribution Trust taxable income among Distribution Trust Beneficiaries (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims, if such income is otherwise taxable at the Distribution Trust) shall be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed Distribution, the Distribution Trust had distributed all its assets (valued at their tax book value, other than, if applicable, assets allocable to Disputed

Claims) to the holders of Distribution Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent Distributions from the Distribution Trust. Similarly, taxable loss of the Distribution Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Distribution Trust Assets. The tax book value of Distribution Trust Assets for purpose of this paragraph shall equal their fair market value on the date Distribution Trust Assets are transferred to the Distribution Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(iii)    As soon as reasonably practicable after Distribution Trust Assets are transferred to the Distribution Trust, the Distribution Trustee shall make a good faith valuation of Distribution Trust Assets. Such valuation shall be made available from time to time to all parties to the Distribution Trust (including, without limitation, the Debtor and Distribution Trust Beneficiaries), to the extent relevant to such parties for tax purposes, and shall be used consistently by such parties for all United States federal income tax purposes.

(iv)    Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Distribution Trustee of a private letter ruling if the Distribution Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by such Distribution Trustee), the Distribution Trustee (i) shall treat any Distribution Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treas. Reg. § 1.468B-9 (and make any necessary elections with respect thereto) and (ii) to the extent permitted by applicable law, shall report consistently for state and local income tax purposes. All parties (including the Distribution Trustee, the Debtor and Distribution Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

(v)    The Distribution Trustee shall be responsible for payment, out of the Distribution Trust Assets, of any taxes imposed on the Distribution Trust or its assets (including with respect to assets allocable to Disputed Claims).

(vi)    The Distribution Trustee may request an expedited determination of taxes of the Distribution Trust, including any reserve for Disputed Claims, or of the Debtor as to whom the Distribution Trust was established, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, such Distribution Trust or the Debtor for all taxable periods through the dissolution of such Distribution Trust.

(j)	Dissolution

(i)    The Distribution Trustee and Distribution Trust shall be discharged or dissolved, as the case may be, at such time as (i) all of the Distribution Trust Assets have been distributed pursuant to the Plan and the Distribution Trust Agreement, (ii) the Distribution Trustee determines, in its sole discretion, that the administration of any remaining Distribution Trust Assets is not likely to yield sufficient additional Distribution Trust proceeds to justify further pursuit, or (iii) all Distributions required to be made by the Distribution Trustee under the Plan and the Distribution Trust Agreement have been made; provided, however, that in no event shall the Distribution Trust be dissolved later than three (3) years from the creation of such Distribution Trust unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Distribution Trustee that any further extension would not adversely affect the status of the trust as the Distribution trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Distribution Trust Assets.

(ii)    If at any time the Distribution Trustee determines, in reliance upon such professionals as the Distribution Trustee may retain, that the expense of administering the Distribution Trust so as to make a final Distribution to Distribution Trust Beneficiaries is likely to exceed the value of the assets remaining in such Distribution Trust, such Distribution Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve such Distribution Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtor, such Distribution Trust, and any insider of such Distribution Trustee, and (iii) dissolve such Distribution Trust.

3.	The Reorganized Debtor

(a)	Continued Corporate Existence

The Reorganized Debtor will continue to exist after the Effective Date as a corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which the Debtor is incorporated and pursuant to the New Corporate Governance Documents. After the Effective Date, the Reorganized Debtor may operate its business and use, acquire, and dispose of property without the supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

The New Corporate Governance Documents shall be consistent with section 1123(a)(6) of the Bankruptcy Code, as applicable, and in form and substance acceptable to the Plan Sponsor.

(b)	Management and Board of Directors

The members of the board of directors of the Debtor existing immediately before the Effective Date shall be deemed terminated and/or removed without cause effective immediately prior to the Effective Date. The Plan Sponsor shall designate 3 new members for the board of directors of the Reorganized Debtor in accordance with the Reorganized Debtor’s bylaws.

Subject to the Reorganized Debtor’s contractual agreements and obligations entered into and arising on and after the Effective Date and applicable non-bankruptcy law based upon facts and circumstances arising on and after the Effective Date, no director, officer, employee, consultant, or agent of the Debtor is entitled to continued employment or engagement, and, if employed, each is an at-will employee and is not entitled to any severance, termination, or other payment in connection with a termination of services.

(c)	Corporate Action

On the Effective Date, the adoption and filing of the New Corporate Governance Documents, the appointment of officers of the Reorganized Debtor, and all actions contemplated by the Plan will be authorized and approved in all respects pursuant to the Plan. On the Effective Date, pursuant to section 1142(b) of the Bankruptcy Code and Section 303 of the Delaware General Corporation Law, the appropriate officers or directors of the Reorganized Debtor will be authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan with like effect as if exercised and taken by unanimous action of the directors and stockholders of the Debtor.

(d)	Effectuating Documents; Further Transactions

Any officer of the Reorganized Debtor, as designated, shall be authorized, on behalf of the Reorganized Debtor, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of the Reorganized Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions. The Distribution Trustee shall be authorized, on behalf of the Distribution Trust, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and Distribution Trust Agreement. On the Effective Date, pursuant to sections 1123 and 1141 of the Bankruptcy Code and section 303 of the Delaware General Corporation Law, the Debtor or the Reorganized Debtor may transfer any or all of its assets to one or more subsidiaries (including subsidiaries that are newly-formed for such purpose) without any further notice, action, third-party consents, court order or process of any kind.

4.	Preservation of Rights of Action

Unless any Claims against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred to the Distribution Trust or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all retained causes of action, whether arising before or after the Petition Date, and the Reorganized Debtor’s rights to commence, prosecute or settle such causes of action shall be preserved notwithstanding the occurrence of the Effective Date.

5.	Exemption From Transfer Taxes

The Plan and the Confirmation Order provide for (a) the issuance, transfer or exchange of notes, debt instruments and equity securities under or in connection with the Plan; (b) the creation, assignment, recordation or perfection of any lien, pledge, other security interest or other instruments of transfer; (c) the making or assignment of any lease; (d) the creation, execution and delivery of any agreements or other documents creating or evidencing the formation of the Reorganized Debtor or the issuance or ownership of any interest in the Reorganized Debtor; or (e) the making or delivery of any deed or other instrument of transfer under the Plan in connection with the vesting of the Debtor’s assets in the Reorganized Debtor or the Distribution Trustee pursuant to or in connection with the Plan, including, without limitation, merger agreements, stock purchase agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, and transfers of tangible property. Pursuant to section 1146 of the Bankruptcy Code and the Plan, any such act described or contemplated in the Plan will not be subject to any stamp tax, transfer tax, filing or recording tax, or other similar tax.

6.	The Closing

The following actions shall occur at or before the closing of the transactions required and contemplated under the Plan (the “Closing”), and shall be effective on the Effective Date:

(a)    Execution of Documents and Corporate Action. The Debtor shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. An officer of the Debtor, as appropriately designated, is authorized (i) to execute on behalf of the Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan and (ii) to undertake any other action on behalf of the Debtor to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtor.

(b)    Cancellation of Equity Interests and Issuance of New Equity. On the Effective Date, all existing equity interests of Debtor shall be retired, cancelled, extinguished and/or discharged in accordance with the terms of the Plan, and 100% of the New Equity of the Reorganized Debtor shall be issued, free and clear of all Liens, Claims and Interests, to Quantum Partners.

(c)    Execution and Establishment of Exit Facility: On the Effective Date, the Exit Facility shall be executed by all parties thereto, and (i) the DIP Facility will convert to the DIP Tranche of the Exit Facility and (ii) a note evidencing the Funding Tranche will be issued to the Plan Sponsor in exchange for the Consideration

(d)    Execution and Ratification of the Distribution Trust Agreement. On or prior to the Effective Date, the Distribution Trust Agreement shall be executed by all parties thereto. The Distribution Trust Agreement shall be provided in the Plan Supplement. Each Holder of a Claim to receive any Distribution from the Distribution Trust shall be deemed to have ratified and become bound by the terms and conditions of the Distribution Trust Agreement.

(e)    Transfer of Distribution Trust Assets. All property of the Debtor constituting the Distribution Trust Assets shall be conveyed and transferred by the Debtor to the Distribution Trust free and clear of all Liens, Claims and Interests except as expressly set forth herein.

(f)    Transfer of Professional Fee Reserve. The Professional Fee Reserve shall be transferred to a trust account established by counsel to the Debtor to be disbursed in accordance with orders of the Bankruptcy Court.

D.	Disposition of Executory Contracts and Unexpired Leases

1.	Executory Contracts and Unexpired Leases Deemed Rejected

The Plan provides for the deemed rejection of all Executory Contracts or Unexpired Leases unless specifically assumed pursuant to the Plan on the Effective Date. The Confirmation Order will constitute an order of the Bankruptcy Court under section 365(a) of the Bankruptcy Code approving the rejection of prepetition Executory Contracts and Unexpired Leases, unless specifically assumed pursuant to the Plan, as of the Effective Date. Notwithstanding anything to the contrary, the Debtor and the Reorganized Debtor reserve the right to assert that any license, franchise and partially performed contract is a property right and not an Executory Contract or Unexpired Lease.

2.	Rejection Damages Bar Date for Rejections Pursuant to Plan

If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan results in a Claim, then such Claim will be forever barred and will not be enforceable against the Debtor, Reorganized Debtor, or the Distribution Trust, or the properties of any of them unless a Proof of Claim is Filed with the Solicitation Agent and served upon counsel to the Reorganized Debtor and counsel to the Distribution Trust no later than the Rejection Claims Bar Date. The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan; any other Claims held by a party to a rejected contract or lease will have been evidenced by a Proof of Claim Filed by an earlier applicable Bar Date or will be barred and unenforceable.

3.	Limited Extension of Time to Assume or Reject

Pursuant to the Plan, in the event of a dispute as to whether a contract or lease is executory or unexpired, the right of the Debtor or the Reorganized Debtor to move to assume or reject such contract or lease will be extended until the date that is thirty (30) days after entry of a Final Order by the Bankruptcy Court determining that the contract or lease is executory or unexpired.

4.	Treatment of Claims Arising From Assumption or Rejection

The Plan provides that all Allowed Claims arising from the rejection of an Executory Contract or Unexpired Lease will be treated, to the extent applicable, as General Unsecured Claims, unless otherwise ordered by Final Order of the Bankruptcy Court; and all other Allowed Claims relating to an Executory Contract or Unexpired Lease will have such status as they may be entitled to under the Bankruptcy Code as determined by Final Order of the Bankruptcy Court.

5.	Continuing Obligations Owed to Debtor

The Plan provides that continuing obligations of third parties to the Debtor under insurance policies, contracts, or leases that have otherwise ceased to be executory or have otherwise expired on or prior to the Effective Date, including, without limitation, continuing obligations to pay insured claims, to defend against and process claims, to refund premiums or overpayments, to provide indemnification, contribution or reimbursement, to grant rights of first refusal, to maintain confidentiality, or to honor releases, will continue and will be binding on such third parties notwithstanding any provision to the contrary in the Plan, unless otherwise specifically terminated by the Debtor, the Reorganized Debtor or by order of Bankruptcy Court.

To the extent any insurance policy under which the insurer has a continuing obligation to pay the Debtor or a third party on behalf of the Debtor is held by the Bankruptcy Court to be an Executory Contract, such insurance policy (other than the Runoff Policy) will be treated as though it is an Executory Contract that is assumed by the Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Sections 7.1 and 7.3 of the Plan.

6.	Postpetition Contracts and Leases

The Plan provides that the Debtor will not be required to assume or reject any contract or lease entered into by the Debtor after the Petition Date. Any such contract or lease will continue in effect in accordance with its terms after the Effective Date, unless the Reorganized Debtor has obtained a Final Order of the Bankruptcy Court approving rejection of such contract or lease. Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtor in the ordinary course of its business.

E.	Provisions Governing Distributions

1.	Distributions for Allowed Claims

(a)	In General

Except as otherwise provided by the Plan, after the Effective Date all Distributions required to be made under the Plan shall be made by the Distribution Trustee from the Distribution Trust. Each Creditor receiving any Distribution from the Distribution Trust shall be deemed to have ratified and become bound by the terms and conditions of the Distribution Trust Agreement.

(b)	Distributions on Allowed Claims Only

Distributions from the Distribution Trust shall be made only from Available Cash to holders of Distribution Trust Interests on account of such holder’s Allowed Claims. Until a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive any Distribution from the Distribution Trust.

(c)	Place and Manner of Payments of Distributions

Except as otherwise specified in the Plan, Distributions from Available Cash shall be made by mailing such Distribution to the Creditor at the address listed in any proof of claim filed by the Creditor or at such other address as such Creditor shall have specified for payment purposes in a written notice received by the Distribution Trustee at least twenty (20) days before a Distribution Date. If a Creditor has not filed a proof of claim or interest or sent the Distribution Trustee a written notice of payment address, then the Distribution(s) for such Creditor will be mailed to the address identified in the Schedules. The Distribution Trustee shall distribute any Cash by wire, check, or such other method as it deems appropriate under the circumstances. Before receiving any Distributions, all Creditors, at the request of the Distribution Trustee, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Distribution Trustee; otherwise, the Distribution Trustee may suspend Distributions to any Creditors who have not provided their Federal Tax Identification Numbers or Social Security Numbers.

(d)	Undeliverable Distributions

If a Distribution made from Available Cash to any Creditor is returned as undeliverable, the Distribution Trustee shall use reasonable efforts to determine such Creditor’s then current address. If the Distribution Trustee cannot determine, or is not notified of, a Creditor’s then current address within six months after the Effective Date, the Distribution reserved for such Creditor shall be deemed an unclaimed Distribution, and Section 8.5 of the Plan shall be applicable thereto.

(e)	Unclaimed Distributions

If the current address for a Creditor entitled to a Distribution from Available Cash under the Plan has not been determined within six months after the Effective Date or such Creditor has otherwise not been located, or if a Creditor has not submitted a valid Federal Tax Identification Number or Social Security Number to the Distribution Trustee within six months after the Effective Date, then such Creditor (i) shall no longer be a Creditor and (ii) shall be deemed to have released such Claim.

(f)	Withholding

In connection with the Plan, any party issuing any instrument or making any Distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions and all related agreements shall be subject to any such withholding or reporting requirements. Notwithstanding the foregoing, each Holder of an Allowed Claim or any other Person that receives a Distribution shall have responsibility for any taxes imposed by any Governmental Unit, including, without limitation, income, withholding, and other taxes, on account of such Distribution. Any party issuing any instrument or making any Distribution has the right, but not the obligation, to not make a Distribution until such Holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations. The Distribution Trustee, in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section. Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, by the Debtor or Distribution Trustee, as applicable, provide an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8. If such request is made and such party fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the Distribution Trust, and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against the Debtor, the Reorganized Debtor, the Distribution Trust and their respective property.

2.	Procedures Regarding Distributions from the Distribution Trust

Procedures regarding Distributions from the Distribution Trust to Holders of Allowed General Unsecured Claims in Class 4 shall be governed by the Distribution Trust Agreement.

3.	Allocation of Distributions Between Principal and Interest

Except as otherwise provided in this Plan, to the extent that any Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for U.S. federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

F.	Accounts; Escrows; Reserves

The Debtor or Distribution Trustee will, subject to and in accordance with the provisions of the Plan, (a) establish one or more general accounts into which shall be deposited all funds not required to be deposited into any other account, reserve or escrow, (b) create, fund and withdraw funds from, as appropriate, the Administrative Claims Reserve, and the Professional Fee Reserve and (c) if practicable, invest any Cash that is withheld as the applicable Claims reserve in an appropriate manner to ensure the safety of the investment. Nothing in the Plan or the Disclosure Statement shall be deemed to entitle the Holder of a Disputed Claim to post-petition interest on such Claim, however.

1.	Administrative Claims Reserve

Under the Plan, on the Effective Date (or as soon thereafter as is practicable), the Debtor or the Distribution Trustee will create and fund the Administrative Claims Reserve in the initial amount budgeted to be used by the Distribution Trustee to pay Distributions on account of Allowed Administrative Claims. In the event that any Cash remains in the Administrative Claims Reserve after payment of all Allowed Claims to be paid thereunder, such Cash will be distributed to the Reorganized Debtor.

2.	Professional Fee Reserve

On the Effective Date, the Debtor will transfer the balance of the Supplemental Cash to a trust account held by Debtor’s counsel (the “Professional Fee Reserve”), which amount will be used to pay Allowed Professional Fee Claims held by (i) any professionals of the Debtor and (ii) any professionals of the Official Committee. In the event that any Cash remains in the Professional Fee Reserve after payment of all Allowed Professional Fee Claims, such Cash will be distributed to the Reorganized Debtor.

3.	Incremental Reserve

Under the Plan, prior to the Effective Date, the Debtor and Plan Sponsor shall use commercially reasonable efforts to consult in good faith and reach agreement with respect to Contingent Administrative Claims, and shall fund the Incremental Reserve (which shall be transferred to the Distribution Trust on the Effective Date) for the satisfaction of such Claims, subject to certain conditions as set forth in the Plan, with the remaining balance (if any) to be distributed to the Reorganized Debtor.

G.	Procedures for Resolution of Disputed Claims

1.	Right to Object to Claims

The Distribution Trustee shall have the authority, but not the obligation, to object to, litigate, and settle, the amount, priority or the extent of any Administrative Claim, Secured Claim, Priority Tax Claim, Priority Non-Tax Claim, or General Unsecured Claim. Notwithstanding anything to the contrary in the Plan, subject to the terms and conditions set forth in the Distribution Trust Agreement, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, except insofar as a Claim is Allowed under the Plan on and after the Effective Date, the Distribution Trustee shall have the authority, but not the obligation, to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court. The Distribution Trustee shall succeed to any pending objections to Claims filed by the Debtor prior to the Effective Date, and shall have and retain any and all rights and defenses the Debtor had immediately prior to the Effective Date with respect to any Disputed Claim, including the causes of action retained under the Plan. The Reorganized Debtor shall provide commercially reasonable assistance and cooperation to the Distribution Trustee in connection with the Distribution Trustee’s prosecution of objections to Claims, including, without limitation, access to the books and records of the Debtor or the Reorganized Debtor (as the case may be) and other information reasonably requested by the Distribution Trustee to enable the Distribution Trustee to perform its obligations under the Distribution Trust Agreement, with all out-of-pocket expenses incurred by the Reorganized Debtor in connection therewith being borne by the Distribution Trust.

2.	Deadline for Objecting to Claims

Objections by any Person to any prepetition Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Creditor before the Claim Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims shall be deemed Allowed in accordance with section 502 of the Bankruptcy Code. The objection shall notify the Creditor of the deadline for responding to such objection.

3.	Deadline for Responding to Claim Objections

Within 30 days after service of an objection, or such other date as is indicated on such objection or the accompanying notice thereof, the Creditor whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Distribution Trustee. Failure to file a written response within the 30-day time period shall constitute a waiver and release of that portion of the subject Claim that was subject to the objection, and shall constitute cause for the Bankruptcy Court to enter a default judgment against the non- responding Creditor or grant the relief requested in the claim objection.

4.	Right to Request Estimation of Claims

Pursuant to section 502(c) of the Bankruptcy Code, the Reorganized Debtor or the Distribution Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim arising from a right to an equitable remedy or breach of performance.

H.	Releases, Discharge, Injunctions, Exculpation and Indemnification

1.	Releases by Debtor in Favor of Third Parties

AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE DEBTOR, THE REORGANIZED DEBTOR AND ANY PERSON OR ENTITY SEEKING TO EXERCISE THE RIGHTS OF THE ESTATE, INCLUDING, WITHOUT LIMITATION, THE DISTRIBUTION TRUST, THE DISTRIBUTION TRUSTEE, ANY SUCCESSOR TO THE DEBTOR OR ANY ESTATE REPRESENTATIVE APPOINTED OR SELECTED PURSUANT TO SECTION 1123(B)(3) OF THE BANKRUPTCY CODE, SHALL BE DEEMED TO FOREVER RELEASE, WAIVE, AND DISCHARGE EACH OF THE PROTECTED PARTIES FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION (INCLUDING AVOIDANCE ACTIONS), AND LIABILITIES WHATSOEVER IN CONNECTION WITH OR RELATED TO THE DEBTOR, THE CONDUCT OF THE DEBTOR’S BUSINESS, THE BANKRUPTCY CASE, THE DISCLOSURE STATEMENT, THE PLAN OR THE DOCUMENTS IMPLEMENTING THE PLAN (OTHER THAN THE RIGHTS OF THE DEBTOR AND THE REORGANIZED DEBTOR TO ENFORCE THE OBLIGATIONS UNDER THE CONFIRMATION ORDER AND THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, THAT ARE BASED IN WHOLE OR PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTOR, THE CONDUCT OF THE DEBTOR’S BUSINESS, THE REORGANIZED DEBTOR, THE BANKRUPTCY CASE, THE DISCLOSURE STATEMENT, THE PLAN OR THE DOCUMENTS IMPLEMENTING THE PLAN; PROVIDED, HOWEVER, THAT

NOTHING IN SECTION 9.1(A) OF THE PLAN SHALL BE DEEMED TO PROHIBIT THE REORGANIZED DEBTOR FROM ASSERTING AND ENFORCING ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES IT MAY HAVE AGAINST ANY EMPLOYEE (INCLUDING DIRECTORS AND OFFICERS) FOR ALLEGED BREACH OF CONFIDENTIALITY, OR ANY OTHER CONTRACTUAL OBLIGATIONS OWED TO THE DEBTOR OR THE REORGANIZED DEBTOR, INCLUDING NON-COMPETE AND RELATED AGREEMENTS OR OBLIGATIONS. NOTHING IN THE PLAN CONSTITUTES A WAIVER OF ANY RIGHT OF THE REORGANIZED DEBTOR TO (I) ENFORCE ALL RIGHTS AND CLAIMS CONCERNING ANY AND ALL INTELLECTUAL PROPERTY (INCLUDING, WITHOUT LIMITATION, TRADEMARKS, COPYRIGHTS, PATENTS, CUSTOMER LISTS, TRADE SECRETS AND CONFIDENTIAL OR PROPRIETARY BUSINESS INFORMATION), ALL OF WHICH RIGHTS ARE EXPRESSLY RESERVED AND NOT RELEASED AND (II) ASSERT ANY DEFENSE BASED ON WHETHER OR NOT APPLICABLE STANDARDS HAVE BEEN MET.

The releases being provided by the Debtor relate to Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action (including Claims or Causes of Action arising under chapter 5 of the Bankruptcy Code), and liabilities held by the Debtor or that may be asserted on behalf of the Debtor (the “Debtor Claims”). The Debtor Claims are part of the Estate created pursuant to section 541 of the Bankruptcy Code and, absent extraordinary circumstances, the Debtor has the exclusive authority to pursue or settle such Claims. See, e.g., Mitchell v. Mitchell, 734 F.2d 129, 131 (2d Cir. 1984) (holding that derivative actions are property of the bankruptcy estate and enforceable by the trustee). The releases of the Debtor Claims are in the best interests of the Estate and arise from an appropriate exercise of the Debtor’s authority under section 1123(b)(3) to include in the Plan “the settlement or adjustment of any Claim or Interest belonging to the debtor or to the estate.” 11 U.S.C. § 1123(b)(3). See also In re Pacific Gas & Elec. Co., 304 B.R. 395, 404, 416-18 (Bankr. N.D. Cal. 2004) (court approved release and settlement of Debtor’s claims pursuant to section 1 123(b)(3)); In re Best Products Co., Inc., 168 B.R. 35, 61, 63-64 (Bankr. S.D.N.Y. 1994) (same); In re General Homes Corp., FGMC, Inc., 134 B.R. 853, 861 (Bankr. S.D. Tex. 1991) (“To the extent that the language contained in the plan purports to release any causes of action against the Bank Group which the Debtor could assert, such provision is authorized by § 1123(b)(3)(A), subject to compliance with provisions of the code requiring that the plan be proposed in good faith.”); In re Freedom Rings LLC, (Case No. 05-14268) (CSS) (Bankr. D. Del. April 20, 2006) (stating that “[under] In Re: Zenith Electronics Corporation, 241 B.R. 92 and it[    ]s progeny, this Court may authorize the release of direct and derivative claims of the Debtor . . .”); In re Zenith Elecs. Corp., 241 B.R. 92, 110-11 (Bankr. D. Del. 1999) (approving plan provision allowing for the releases of Debtor’s claims); In re Coram Healthcare Corp., 315 B.R. 321, 335 (Bankr. D. Del. 2004) (same).

The Debtor does not believe that there are any valid Debtor Claims against any of their present or former directors, officers, and employees, any of its Professionals, or the Official Committee and its advisors. Moreover, any action brought to enforce a potential Debtor Claim would involve significant costs to the Debtor, including legal expenses and the distraction of the Debtor’s key personnel from the demands of the Debtor’s ongoing businesses. In light of these considerations, and given the contributions made by the recipients of the releases to the Debtor’s businesses and reorganization efforts, the releases of the Debtor Claims are appropriate and in the best interests of the Estate.

2.	Releases by Creditors of Claims Against Third Parties

In furtherance of the release provisions of the Plan, as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, Holders of Claims and Interests (a) voting to accept the Plan or (b) abstaining from voting on the Plan and electing not to opt out of the release contained in this paragraph (which by definition, does not include Holders of Claims and Interests who are not entitled to vote in favor of or against the Plan), shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged the Official Committee (including Official Committee members in their individual capacities), the Plan Sponsor and Quantum Partners, and the Indemnified Persons (collectively, the “Releasees”) from any and all claims, Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action (including Avoidance Actions), and liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively or directly, indirectly or derivatively, at law in equity or otherwise), based on or relating to, or in any manner arising from, in whole or in part, the Debtor, the Debtor’s restructuring, the conduct of the Debtor’s business, the Bankruptcy Case, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Releasee and the Debtor, the restructuring of Claims and Interests prior to or in the Bankruptcy Case, the negotiation, formulation or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date.

The releases by and among the Claim Holders who receive Distributions pursuant to the Plan and the Releasees meet the standards of fairness and necessity to the Debtor’s reorganization required to justify Bankruptcy Court approval of non-consensual releases. See Gillman v. Continental Airlines (In re Continental Airlines), 203 F.3d 203, 214 (3d Cir. 2000) (noting that “[t]he hallmarks of permissible non-consensual releases [are] fairness, necessity to the reorganization, and specific factual findings to support these conclusions”). The Holders of Allowed Claims who will receive Distributions pursuant to the Plan are receiving material, specific and identifiable consideration for such releases consisting of: (a) the services and contributions of the Releasees to the Debtor’s business and reorganization, and (b) the releases granted by the Releasees.

Notwithstanding any language to the contrary contained in the Disclosure Statement or the Plan, no provision of the Disclosure Statement or Plan shall (a) preclude the Securities and Exchange Commission (“SEC”), from enforcing its police or regulatory powers or (b) release any non-debtor from liability in connection with any legal or equitable action or claim brought by the SEC.

3.	Discharge and Discharge Injunction

Confirmation of the Plan effects a discharge of all Claims against the Debtor. As set forth in the Plan, pursuant to section 1141(d) of the Bankruptcy Code, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on such Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties and, regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, retained, or distributed pursuant to the Plan on account of such Claims and Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, and all debts of the kind specified in section 502 of the Bankruptcy Code, whether or not (A) a Proof of Claim based upon such debt is Filed or deemed Filed under section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, (C) a Claim based upon such debt is or has been Disallowed by order of the Bankruptcy Court, or (D) the Holder of a Claim based upon such debt accepted the Plan. The Plan shall bind all Holders of Claims and Interests, notwithstanding whether any such Holder failed to vote to accept or reject the Plan or votes to reject the Plan.

Under the Plan, as of the Effective Date, all Persons shall be precluded from asserting against the Debtor or the Reorganized Debtor or any of their assets or properties, any other or further Claims, debts, rights, Causes of Action, claims for relief, liabilities, or equity Interests relating to the Debtor based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination, as of the Effective Date, of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all Equity Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

In furtherance of the discharge of Claims and the termination of Interests, the Plan provides that, except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, may hold, or allege that they hold, a Claim, obligation, suit, judgment, demand, debt, right, Cause of Action (including any Avoidance Action), Interest, and liability that is released, discharged or exculpated pursuant to Article 9 of the Plan, are permanently enjoined from taking any of the following actions, on account of such Claim, obligation, suit, judgment, demand, debt, right, Cause of Action (including any Avoidance Action), Interest and liability, against the Debtor, the Reorganized Debtor, the Releasees, the Exculpated Parties, and their respective affiliates or their property: (i) commencing or continuing, in any manner or in any place, any action or other proceeding of any kind; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against such parties or their property; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a right of setoff, recoupment or subrogation of any kind against any debt, liability, or obligation due to such parties; or (v) commencing or continuing any action, in each such case in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of the Plan.

Moreover, the Plan provides that, nothing in Article 9 of the Plan will impair (i) the rights of any Holder of a Disputed Claim to establish its Claim in response to an objection Filed by the Debtor, the Reorganized Debtor or the Distribution Trust, (ii) the rights of any defendant in an Avoidance Action Filed by the Debtor, the Reorganized Debtor or the Distribution Trust to assert defenses in such action, or (iii) the rights of any party to an Executory Contract or Unexpired Lease that has been assumed by the Debtor or the Reorganized Debtor pursuant to an order of the Bankruptcy Court or the provisions of the Plan to enforce such assumed contract or lease.

4.	Exculpation Relating to Bankruptcy Case

The Plan contains standard exculpation provisions applicable to the key parties in interest with respect to their conduct in the Bankruptcy Case. Specifically, the Plan provides that on the Effective Date, the Debtors, the Official Committee, the members of the Official Committee (serving in their capacities as such), and all affiliates and present or former officers, directors, employees, members, attorneys, actuaries, financial advisors, accountants, investment bankers, agents, professionals and representatives of the foregoing (the “Exculpated Parties”) shall neither have, nor incur any liability to any Holder of a Claim or an Interest, the Debtor, the Reorganized Debtor, or any other party-in-interest, or any of their respective agents, employees, representatives, advisors, attorneys, or affiliates, or any of their successors or assigns, for any post-petition act or omission in connection with, relating to, or arising out of, the Bankruptcy Case, the formulation, negotiation, or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions that are the result of gross negligence or willful misconduct; provided further, however, that the foregoing is not intended to limit or otherwise impact any defense of qualified immunity that may be available under applicable law; provided further, that nothing herein shall prevent an Exculpated Party from asserting as a defense to any claim of willful misconduct or gross negligence that they reasonably relied upon the advice of counsel with respect to their duties and responsibilities under the Plan or otherwise; provided still further, that the foregoing exculpation shall not be deemed to, release, affect, or limit any of the rights and obligations of the Exculpated Parties from, or exculpate the Exculpated Parties with respect to, any of the Exculpated Parties’ obligations or covenants arising pursuant to the Plan or the Confirmation Order.

Moreover, the Plan provides that upon entry of the Confirmation Order, the Proponents will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Proponents and each of their respective affiliates and present or former officers, directors, employees, members, attorneys, actuaries, financial advisors, accountants, investment bankers, agents, professionals and representatives will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtor will have any liability for the violation of any applicable law (including the Securities Act of 1933), rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

The exculpations contained in the Plan are appropriate and are standard in a Bankruptcy Case. The exculpations are appropriately limited in scope, applying only to acts and omissions occurring after the Petition Date and in connection with the Bankruptcy Case or the Plan and conferring only a qualified immunity by excluding acts or omissions which are the result of fraud, gross negligence or willful misconduct. Moreover, these exculpations have, in the Debtor’s view, been earned. The beneficiaries of the exculpations have made significant contributions to the Debtor’s reorganization, which contributions have allowed for the formulation of the Plan which resolves many complicated issues between the Debtor and other interested parties and which, in the Debtor’s view, provides for the best possible recoveries for Claims against the Debtor. In the Debtor’s view, the beneficiaries of the exculpations would not have contributed as they did without the prospect of the limited immunity reflected in the exculpations. The Debtor are also unaware of any valid Causes of Action against any of the beneficiaries of the exculpations. In view of the foregoing, the exculpations are appropriate and in the best interests of the Estate.

5.	Post-Effective Date Indemnification

The Plan provides that Indemnification Obligations of the Debtor that are owed to directors, officers, and employees of the Debtor (or the Estate) who served or were employed by the Debtor after the Petition Date and prior to the Effective Date will be deemed to be, and will be treated as though they are, Executory Contracts that are assumed pursuant to section 365 of the Bankruptcy Code and assigned to the Distribution Trust to be satisfied solely from and to the extent of the Runoff Policy or proceeds thereof (and, for the avoidance of doubt, shall not be satisfied, in whole or in part, from any other Distribution Trust Assets). All other Indemnification Obligations will be deemed to be, and will be treated as though they are Executory Contracts that are rejected pursuant to section 365 of the Bankruptcy Code under the Plan.

6.	Restrictions on Trading In Equity Interests In The Debtor

The Plan provides that the restrictions imposed by the Bankruptcy Court’s final order establishing certain notification procedures and trading restrictions with respect to Equity Interests in the Debtor [Docket No. 301], shall remain effective and binding with respect to all Equity Interests in the Debtor.

I.	Dissolution of the Official Committee

On the Effective Date, the Official Committee shall dissolve and all members, employees, or agents thereof shall be released and discharged from all rights and duties arising from or related to the Bankruptcy Case, provided, however, that (a) the Committee and its respective Professionals shall be retained with respect to applications Filed or to be Filed pursuant to sections 330 and 331 of the Bankruptcy Code and (b) the Distribution Trust shall be deemed the successor of the Official Committee with respect to any motions seeking to enforce the Plan and the transactions contemplated hereunder or the Confirmation Order and any pending appeals and related proceedings.

J.	Indenture Trustee Fees and Expenses

On the Effective Date, the Distribution Trust shall pay in Cash all outstanding and reasonable Indenture Trustee Fees and Expenses, without the need for any Bankruptcy Court order; provided, however, that in no event shall payments pursuant to the foregoing exceed $275,000 in the aggregate; provided, further, that nothing in the Plan shall in any way affect or diminish the right of Wilmington Trust, N.A., as indenture trustee, to (i) file an application with the Bankruptcy Court seeking approval and payment of its fees and expenses in an amount in excess of $275,000 or (ii) assert its charging lien pursuant to the indenture for the Notes.

K.	Conditions to Effectiveness of the Plan

The Plan specifies conditions precedent to the Confirmation Date and the Effective Date.

Under the Plan, the conditions precedent to the occurrence of the Confirmation Date, which is the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order, are that the final version of the Plan, Plan Supplement, and any other documents, or schedules thereto, including the filed Confirmation Order, shall have been filed in form and substance acceptable to the Plan Sponsor in its reasonable discretion.

The Plan further provides that, unless the following conditions (except with respect to the Distribution Trust Agreement) are waived by the Plan Sponsor, the Effective Date will not occur unless: (a) the conditions to confirmation above have been either satisfied, or waived, by the Plan Sponsor, (b) the Confirmation Order has been entered by the Bankruptcy Court, is not subject to an appeal, and no stay or injunction is in effect with respect thereto, (c) Quantum Partners shall acquire the New Equity free and clear of all Liens, Claims and Interests, (d) the Distribution Trust Agreement shall be executed by all parties thereto, and (e) all governmental, judicial, and third party approvals and consents that are required in connection with the transactions contemplated by the Plan shall have been obtained, not be subject to unfulfilled conditions, and shall be in full force and effect.

The length of time between a confirmation date and an effective date varies from case to case and depends upon how long it takes to satisfy each of the conditions precedent to the occurrence of the effective date specified in the particular plan of reorganization.

L.	Amendment, Alteration and Revocation of Plan

This Plan may be amended, modified, or supplemented by the Proponents, subject to the terms of the Plan Sponsor Agreement, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to this Plan, the Proponents, subject to the terms of the Plan Sponsor Agreement, may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of this Plan, and any Holder of a Claim that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented. Subject to the terms of the Plan Sponsor Agreement, prior to the Effective Date, the Proponents may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court; provided, that such technical adjustments and modifications do not adversely affect in a material way the treatment of Holders of Claims under this Plan.

After the Confirmation Date and prior to substantial consummation (as defined in section 1101(2) of the Bankruptcy Code) of the Plan, the Debtor, Proponents or Reorganized Debtor, as applicable, may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan; provided, however, that, to the extent required, prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or an order of the Bankruptcy Court. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim of such Holder. In the event of any dispute as to whether such proposed alteration, amendment, modification, or clarification materially and adversely changes the treatment of the Claim of any such Holder, the Debtor or Reorganized Debtor, as the case may be, shall bear the burden of demonstrating that such proposed alteration, amendment, modification, or clarification does not materially adversely change the treatment of the Claim of such Holder.

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

M.	Retention of Jurisdiction

The Plan provides that under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Bankruptcy Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)    allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured, or unsecured status of any Claim or Interest not otherwise Allowed under the Plan (other than personal injury or wrongful death Claims, unless agreed by the Holder), including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the Allowance or priority of Claims;

(b)    hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 327, 328, 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the Professionals of the Reorganized Debtor or the Distribution Trust shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

(c)    hear and determine all matters with respect to the assumption or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or Allowance of any Claims arising therefrom;

(d)    effectuate performance of and payments under the provisions of the Plan and enforce remedies upon any default under the Plan;

(e)    hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Bankruptcy Case, the Avoidance Actions, or the Plan;

(f)    enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(g)    hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

(h)    consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i)    issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

(j)    enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

(k)    hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the schedules to the Plan, the Disclosure Statement, the

Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Plan Supplement, the schedules to the Plan, the Disclosure Statement, or the Confirmation Order;

(l)    hear and determine any matters arising in connection with or relating to the Distribution Trust, including but not limited to matters relating to the prosecution of any Distribution Trust Avoidance Actions, the interpretation, implementation or operation of the Distribution Trust Agreement or the consummation of the transactions contemplated thereby;

(m)    enforce, interpret, and determine any disputes arising in connection with any stipulations, orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Bankruptcy Case (whether or not the Bankruptcy Case has been closed);

(n)    enforce, interpret, and determine any disputes arising in connection (including with any claims or potential causes of action against any current or former directors or officers and access to any insurance policies existing prior to the Petition Date;

(o)    except as otherwise limited in the Plan, recover all assets of the Debtor and property of the Estate, wherever located;

(p)    hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(q)    hear and determine all disputes involving the existence, nature, or scope of the Debtor’s discharge;

(r)    hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

(s)    enter a final decree closing the Bankruptcy Case.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Bankruptcy Case, including the matters set forth in Section 10.1 of the Plan, the provisions of Article X of the Plan will have no effect upon and will not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

VII.	FEASIBILITY OF THE PLAN AND BEST INTERESTS OF CREDITORS

Described below are certain important considerations under the Bankruptcy Code in connection with Confirmation of the Plan.

A.	The Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on Confirmation of the Plan. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan.

The Bankruptcy Court has scheduled the Confirmation Hearing to commence on April 18, 2017 at 2:00 p.m. (Eastern Time), before the Honorable Laurie Selber Silverstein, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

Objections to Confirmation of the Plan must be filed and served so that they are actually received by no later than April 10, 2017 at 4:00 p.m. (Eastern Time). Unless objections to Confirmation of the Plan are timely served and filed in compliance with the procedures approved by the Bankruptcy Court, they may not be considered by the Bankruptcy Court.

B.	Requirements for Confirmation of the Plan

At the Confirmation Hearing, the Bankruptcy Court must determine that the requirements for Confirmation as set forth in section 1129 of the Bankruptcy Code have been satisfied, including among others the following:

•	The Plan complies with the applicable provisions of the Bankruptcy Code.

•	The Debtor has complied with the applicable provisions of the Bankruptcy Code.

•	The Plan has been proposed in good faith and not by any means forbidden by law.

•	Any payment made or promised by the Debtor or by a Person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Bankruptcy Case, or in connection with the Plan and incident to the Bankruptcy Case, has been disclosed to the Bankruptcy Court, and any such payment made before Confirmation of the Plan is reasonable, or if such payment is to be fixed after Confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

•	The Debtor has disclosed or will disclose in the Plan Supplement (a) the identity and affiliations of (i) any individual proposed to serve, after Confirmation of the Plan, as a director, officer, or voting trustee of the Reorganized Debtor, (ii) any affiliate of the Debtor participating in a joint plan with the Debtor, or (iii) any successor to the Debtor under the Plan (and the appointment to, or continuance in, such office of such individual(s) is consistent with the interests of Holders of Claims or Interests and with public policy), and (b) the identity of any insider that will be employed or retained by the Debtor and the nature of any compensation for such insider.

•	With respect to each Class of Claims or Interests, each Holder of an Impaired Claim or Impaired Interest either has accepted the Plan or will receive or retain under the Plan, on account of the Claims or Interests held by such Holder, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtor were liquidated on such date under chapter 7 of the Bankruptcy Code.

•	The Plan provides that Administrative Claims and Priority Claims other than Priority Tax Claims will be paid in full on the Effective Date, except to the extent that the Holder of any such Claim has agreed to another less favorable treatment.

•	If any Class is Impaired under the Plan, at least one Class that is Impaired has accepted the Plan, determined without including any acceptance of the Plan by insiders holding Claims in such Class.

•	Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan.

The Debtor believes that, upon receipt of the votes required to confirm the Plan, the Plan will satisfy the statutory requirements of chapter 11 of the Bankruptcy Code, that the Debtor has complied or will have complied with all of the requirements of chapter 11 and of section 1129, and that the Plan has been proposed and submitted to the Bankruptcy Court in good faith.

C.	Feasibility of the Plan

In connection with Confirmation of the Plan, the Bankruptcy Court will be required to determine that the Plan is feasible pursuant to section 1129(a)(11) of the Bankruptcy Code, which means that the Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor.

The Debtor and Plan Sponsor believe that the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtor. In connection with the development of the Plan and for the purposes of determining whether the Plan satisfies this feasibility standard, the ability of the Reorganized Debtor to satisfy its financial obligations while maintaining sufficient liquidity and capital resources has been examined.

In particular, the Plan Sponsor and its affiliates have assets under management in the multi-billion dollar range and have substantial experience in successfully turning around distressed situations to reach sustainability. The Plan Sponsor expects that its assistance will enhance the Reorganized Debtor’s relationships with customers, vendors and employees and will drive improved efficiency and profitability. The Plan Sponsor and its affiliates believe that they will be able to leverage their relationships, expertise and know-how to help the Reorganized Debtor succeed. Therefore, the Plan Sponsor is confident that the Reorganized Debtor will be feasible going forward, and will not require a further reorganization. Further, the Plan Sponsor has committed to providing the Consideration for the Distribution Trust to effectuate the Distributions required under the Plan no later than the Effective Date, and no subsequent Distributions to the creditors are dependent on any metrics related to the Reorganized Debtor.

D.	Acceptance of the Plan

As a condition to Confirmation, the Bankruptcy Code requires that each Class of Impaired Claims vote to accept the Plan, except under certain circumstances.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of claims in that class, but for that purpose counts only those who actually timely and properly vote to accept or to reject the Plan. Thus, Holders of Claims in each of Classes 3 and 4 will have voted to accept the Plan only if two-thirds (2/3) in amount and a majority in number of the Claims actually voting in each Class cast their ballots in favor of acceptance. Holders of Claims who fail to vote are not counted as either accepting or rejecting a plan.

A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

E.	Best Interests Test

Even if a plan is accepted by each class of claims and interests, the Bankruptcy Code requires a bankruptcy court to determine that the plan is in the best interests of all holders of claims or interests that are impaired by the plan and that have not accepted the plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such Holder would recover if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

To calculate the probable distribution to holders of each impaired class of claims and interests if a debtor were liquidated under chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from the debtor’s assets if its chapter 11 case was converted to a chapter 7 case under the Bankruptcy Code. This “liquidation value” would consist primarily of the proceeds from a forced sale of the debtor’s assets by a chapter 7 trustee.

The amount of liquidation value available to unsecured creditors would be reduced by, first, the claims of secured creditors to the extent of the value of their collateral and, second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the chapter 7 case and the Bankruptcy Case. Costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in its chapter 11 case (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the chapter 7 cases, litigation costs, and Claims arising from the operations of the debtor during the pendency of the Bankruptcy Case. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general unsecured claims or to make any distribution in respect of equity security interests. The liquidation would also prompt the rejection of a large number of executory contracts and unexpired leases and thereby significantly enlarge the total pool of unsecured claims by reason of resulting rejection damages Claims. The Debtor submits that a liquidation under chapter 11 of the Bankruptcy Code would result in superior recoveries for creditors than a liquidation under chapter 7 of the Bankruptcy Code.

Once the bankruptcy court ascertains the recoveries in liquidation of secured creditors and priority claimants, it must determine the probable Distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distributions to be received by such creditors and equity security holders under the plan, then the plan is not in the best interests of creditors and equity security holders.

For purposes of the best interests test, in order to determine the amount of liquidation value available to Creditors, the Debtor has prepared a liquidation analysis (the “Liquidation Analysis”), a copy of which is annexed as Exhibit B to this Disclosure Statement. The Liquidation Analysis reflects a chapter 11 liquidation, which the Debtor believes would realize greater recoveries for Creditors than a chapter 7 liquidation as discussed above. Based on the Liquidation Analysis, the Debtor believes that Holders of Allowed General Unsecured Claims would recover less in a liquidation than under the Plan.

The Debtor notes that any liquidation analysis with respect to the Debtor is inherently speculative. The Debtor’s assets, on a going concern basis or on a standalone basis, are subject to significant valuation uncertainties for multiple reasons including, but not limited to, the Debtor’s historical negative operating cash flows, declining historical revenue trend, ongoing research & development costs for future product cycles, intense industry competition, the limited pool of likely buyers for such specialized assets, and the risk of alternative or disruptive technologies. The Liquidation Analysis necessarily contains estimates of the net proceeds that would be received from a sale of such assets conducted on an expedited timeframe. Further, the Liquidation Analysis necessarily contains estimates of the amount of Claims that will ultimately become Allowed Claims. As the Debtor has not yet reviewed and fully analyzed all Claims and Interests, the estimates of Claims underlying the Liquidation Analysis are based upon the Debtor’s review of its books and records and of certain Proofs of Claim, and include estimates of a number of Claims that are contingent, disputed, and/or unliquidated. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any Distribution to be made on account of Allowed Claims under the Plan.

Notwithstanding the difficulty in quantifying recoveries on Allowed Claims with precision, the Debtor believes that Holders of Claims that are Impaired will receive equal or greater value as of the Effective Date than such Holders would receive in a chapter 7 liquidation. Accordingly, the Debtor believes that the Plan satisfies the “best interests” test of section 1129 of the Bankruptcy Code.

F.	Confirmation Without Acceptance of All Impaired Classes: The “Cramdown” Alternative

In the event that one of Classes 3 and 4 does not vote to accept the Plan, the Debtor will seek Confirmation of the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code. Specifically, section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if the plan is not accepted by all Impaired classes, as long as at least one impaired class of claims has accepted it. The Bankruptcy Court may confirm a plan at the request of the Debtor if the Plan “does not discriminate unfairly” and is “fair and equitable” as to each Impaired class that has not accepted the Plan. A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank.

The Debtor believes the Plan does not discriminate unfairly with respect to the Claims and Interests in Classes.

A plan is fair and equitable as to a class of unsecured Claims that rejects a plan if the plan provides (i) for each Holder of a Claim included in the rejecting class to receive or retain on account of that Claim property that has a value, as of the effective date of the plan, equal to the Allowed amount of such Claim or (ii) that the Holder of any Claim or Interest that is junior to the Claims of such class will not receive or retain on account of such junior Claim or Interest any property at all.

A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (i) that each Holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the Allowed amount of any fixed liquidation preference to which such Holder is entitled, any fixed redemption price to which such Holder is entitled or the value of such interest or (ii) that the Holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property at all.

The Debtor believes that the Plan meets the “fair and equitable” requirements of section 1129(b) of the Bankruptcy Code with respect to Holders of Claims in Classes 3, 4, 5 and 6 and Holders of Interests in Class 7 and that the Plan satisfies the foregoing requirements for nonconsensual confirmation of the Plan.

VIII.	CERTAIN RISK FACTORS TO BE CONSIDERED

THE IMPLEMENTATION OF THE PLAN IS SUBJECT TO A NUMBER OF MATERIAL RISKS, INCLUDING THOSE ENUMERATED BELOW. IN EVALUATING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS ASSOCIATED WITH THE PLAN AND ITS IMPLEMENTATION, OR ALTERNATIVES TO THE PLAN.

The Distributions on Allowed Claims and the Reorganized Debtor’s future results are dependent upon the successful Confirmation and implementation of a plan of reorganization. Failure to obtain this approval in a timely manner could adversely affect the Distributions to Creditors, as the Debtor’s ability to obtain financing to fund its operations may be harmed by protracted bankruptcy proceedings and such delays may adversely affect the Available Cash for Distributions on Allowed Claims. Furthermore, the Debtor cannot predict the ultimate amount of all settlement terms for its liabilities that will be subject to a plan of reorganization.

A.	Non-Confirmation or Delay of Confirmation of the Plan

The Bankruptcy Court, which sits as a court of equity, may exercise substantial discretion. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, that the confirmation of the Plan not be followed by a need for further financial reorganization and that the value of Distributions to dissenting creditors and shareholders not be less than the value of Distributions such creditors and shareholders would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code.

Although the Debtor believes that the Plan will satisfy all requirements for Confirmation under the Bankruptcy Code, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for Confirmation or that such modifications would not be sufficiently material as to necessitate the resolicitation of votes on the Plan.

In the event that any Class of Claims entitled to vote fails to accept the Plan in accordance with section 1126(c) and 1129(a)(8) of the Bankruptcy Code, the Proponents, subject to the terms of the Plan and the Plan Sponsor Agreement, reserve the right: (a) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code; and/or (b) to modify the Plan in accordance with Section 5.5 thereof. While the Debtor believes that the Plan satisfies the requirements for non-consensual Confirmation under section 1129(b) of the Bankruptcy Code because it does not “discriminate unfairly” and is “fair and equitable” with respect to the Classes that reject or are deemed to reject the Plan, there can be no assurance that the Bankruptcy Court will reach the same conclusion. There can be no assurance that any such challenge to the requirements for non-consensual Confirmation will not delay the Debtor’s emergence from chapter 11 or prevent Confirmation of the Plan.

If the Plan is not confirmed, there can be no assurance that the Bankruptcy Case will continue rather than be converted into chapter 7 liquidation case or that any alternative plan of reorganization would be on terms as favorable to the Holders of Claims against and Interests in the Debtor as the terms of the Plan. If a liquidation or protracted reorganization of the Estate were to occur, there is a substantial risk that the Debtor’s going concern value would be substantially eroded to the detriment of all stakeholders.

Moreover, there can be no assurance with respect to timing of the Effective Date. The occurrence of the Effective Date is also subject to certain conditions precedent as described in Section 11.3 of the Plan. Failure to meet any of these conditions could result in the Plan not being consummated.

If the Confirmation Order is vacated, (a) the Plan shall be null and void in all respects; (b) any settlement of Claims or Interests provided for in the Plan shall be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtor may assume and assign or reject all Executory Contracts and Unexpired Leases shall be extended for a period of one hundred twenty (120) days after the date the Confirmation Order is vacated.

If the Effective Date of the Plan does not occur, there can be no assurance that the Bankruptcy Case will continue rather than be converted into chapter 7 liquidation case or that any alternative plan of reorganization would be on terms as favorable to the Holders of Claims against any of the Debtor as the terms of the Plan. If a liquidation or protracted reorganization of the Estate were to occur, there is a substantial risk that the Debtor’s going concern value would be eroded to the detriment of all stakeholders.

B.	Classification and Treatment of Claims and Equity Interests

Section 1122 of the Bankruptcy Code requires that a plan classify claims against, and interests in, a debtor. The Bankruptcy Code also provides that a plan may place a claim or interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Debtor believes that all Claims and Interests have been appropriately classified in the Plan.

To the extent that the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, the Debtor presently anticipates that it would seek (i) to modify the Plan to provide for whatever classification might be required for confirmation and (ii) to use the acceptances received from any creditor pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such creditor ultimately is deemed to be a member. Any such reclassification of creditors, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such creditor was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required for approval of the Plan. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Plan based upon such reclassification. Except to the extent that modification of classification in the Plan requires resolicitation, the Debtor will, in accordance with the Bankruptcy Code and the Bankruptcy Rules, seek a determination by the Bankruptcy Court that acceptance of the Plan of any Holder of Claims pursuant to this solicitation will constitute a consent to the Plan’s treatment of such Holder regardless of the Class as to which such Holder is ultimately deemed to be a member. The Debtor believes that under the Bankruptcy Rules the Debtor would be required to resolicit votes for or against the Plan only when a modification adversely affects the treatment of the Claim or Interest of any Holder.

The Bankruptcy Code also requires that a plan provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest. The Debtor believes it has complied with the requirement of equal treatment. To the extent that the Bankruptcy Court finds that the Plan does not satisfy such requirement, the Bankruptcy Court could deny Confirmation of the Plan.

Issues or disputes relating to classification and/or treatment could result in a delay in the Confirmation and consummation of the Plan and could increase the risk that the Plan will not be consummated.

C.	Claims Estimation

The Debtor and Distribution Trustee reserve the right to object to the amount or classification of any Claim or Interest except any such Claim or Interest that is deemed Allowed under the Plan or except as otherwise provided in the Plan. There can be no assurance that any estimated Claim amounts set forth in this Disclosure Statement are correct. The actual Allowed amount of Claims likely will differ in some respect from the estimates. The estimated amounts are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, the actual Allowed amount of Claims may vary from those estimated herein.

D.	Risks Related to Financial Information

The financial information contained in this Disclosure Statement has not been audited. In preparing this Disclosure Statement, the Debtor relied on financial data derived from their books and records that was available at the time of such preparation. Although the Debtor has used reasonable efforts to assure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtor believes that such financial information fairly reflects the financial condition of the Debtor, the Debtor is unable to warrant or represent that the financial information contained herein and attached hereto is without inaccuracies.

E.	Certain Income Tax Consequences of the Plan

For a discussion of certain U.S. federal income tax consequences to the Debtor and certain Holders of General Unsecured Claims, see Article X.

IX.	CERTAIN SECURITIES LAW MATTERS

A.	In General

The Plan provides for the establishment of the Distribution Trust and for the issuance of Distribution Trust Interests therein. In general, beneficial interests in trusts may sometimes be subject to regulation under applicable federal and state securities laws. However, as discussed herein, the Proponents do not believe that the Distribution Trust Interests constitute “securities” for purposes of applicable nonbankruptcy law. Alternatively, even if the Distribution Trust Interests were to constitute “securities,” the Proponents believe that they would be exempt from registration pursuant to section 1145(a)(1) of the Bankruptcy Code.

Further, the offer and sale of a security, such as the New Equity in the Reorganized Debtor, also may be subject to regulation under applicable federal and state securities laws unless an exemption is available. As provided in Section 11.5 of the Plan, the Proponents believe that the New Equity in the Reorganized Debtor and the offering and issuance thereof will be exempt from Section 5 of the Securities Act of 1933 (as amended, the “Securities Act”), if applicable, and from any state or federal securities laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, and will otherwise enjoy all exemptions available for Distributions of securities under a plan of reorganization in accordance with all applicable law, including, without limitation, section 1145 of the Bankruptcy Code. As set forth in Section 11.5 of the Plan, if the issuance of the New Equity does not qualify for an exemption under section 1145 of the Bankruptcy Code, the New Equity will be issued in a manner, which qualifies for any other available exemption from registration, whether as a private placement under Section 4(a)(2) of the Securities Act and/or the safe harbor provisions promulgated thereunder.

B.	Distribution Trust Related Matters

1.	Initial Issuance of Distribution Trust Interests

Unless an exemption is available, the offer and sale of a security generally is subject to registration with the SEC under Section 5 of the Securities Act. In the opinion of the Proponents, and based on “no action” letters by the SEC, the Distribution Trust Interests will not be considered “securities” within the definition of Section 2(11) of the Securities Act and corresponding definitions under state securities laws and regulations (“Blue Sky Laws”) because the Distribution Trust Interests will be uncertificated and non-transferable other than by operation of law, neither the Distribution Trustee nor other persons affiliated with the Distribution Trust or the Debtor will take any actions to facilitate or encourage any trading in the Distribution Trust Interests or any instrument or interest tied to the value of the Distribution Trust Interests and the purpose of the Distribution Trust is to liquidate the distribute the assets transferred to it. Accordingly, the Distribution Trust Interests should be issuable in accordance with the Plan without registration under the Securities Act or any Blue Sky Law.

Alternatively, in the event that the Distribution Trust Interests are deemed to constitute securities, section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and Blue Sky Laws if three principal requirements are satisfied:

(a)	the securities are offered and sold under a plan of reorganization and are securities of the debtor, of an affiliate of the debtor participating in a joint plan with the debtor, or of a successor to the debtor under the plan;

(b)	the recipients of the securities hold a pre-petition or administrative claim against the debtor or an interest in the debtor; and

(c)	the securities are issued entirely in exchange for recipient’s claim against or interest in the debtor, or principally in such exchange and partly for cash or property.

If and to the extent that the Distribution Trust Interests may constitute securities, the Proponents believe that these beneficial interests issued in respect of certain Allowed Claims will qualify as securities “of the debtor … or of a successor to the debtor” pursuant to section 1145(a)(1).

In addition, the Distribution Trust Interests will be issued entirely in exchange for such Claims. Thus, the Proponents believe that the issuance of the Distribution Trust Interests pursuant to the Plan will satisfy the applicable requirements of section 1145(a)(1) of the Bankruptcy Code, and that such issuance should be exempt from registration under the Securities Act and any applicable Blue Sky Law.

The Proponents believe that their reliance upon the foregoing exemptions in respect of the issuance of the Distribution Trust Interests is consistent with positions taken by the SEC with respect to similar transactions and arrangements by other chapter 11 debtors in possession. However, the Proponents have not sought any “no-action” letter by the SEC with respect to any such matters, and therefore no assurance can be given regarding the availability of any exemptions from registration with respect to any securities, if any, issued pursuant to the Plan.

2.	Resales

The Distribution Trust Interests will be subject to transfer restrictions under the terms of the Distribution Trust Agreement. As provided in said agreement, generally, the Distribution Trust Interests cannot be assigned or transferred other than by operation of law, and will not be represented by certificates.

3.	Exchange Act Compliance

Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applies only to a company that has both (i) total assets in excess of $10.0 million and (ii) a class of equity securities held of record by more than 2,000 persons or 500 persons who are not accredited investors (within 120 days after the last day of the company’s fiscal year). The Proponents believe it unlikely conditions (i) and (ii) will be deemed satisfied in respect to the Distribution Trust and Distribution Trust Interests, and in any event, the Distribution Trust should not be required to register under Section 12(g) of the Exchange Act. The Proponents understand that the staff of the SEC has issued no-action letters with respect to the non-necessity of Exchange Act registration of a bankruptcy plan trust when the following are true:

(a)	the beneficial interests in the trust are not represented by certificates or, if they are, the certificates bear a legend stating that the certificates are transferable only upon death or by operation of law;

(b)	the trust exists only to effect a liquidation and will terminate within a reasonable period of time; and the trust will issue annual unaudited financial information to all beneficiaries;

(c)	the beneficial interests in the trust are not transferable or assignable except by will, intestate succession, or operation of law;

(d)	neither the trustee nor other persons affiliated with the trust or the company will take any actions to facilitate or encourage any trading in the beneficial interests in the trust or any instrument or interest tied to the value of the beneficial interests in the trust.

Based on the foregoing, the Proponents believe that the Distribution Trust will not be subject to registration under the Exchange Act. However, the views of the SEC on the matter have not been sought by the Proponents and, therefore, no assurance can be given regarding this matter.

4.	Compliance if Required

Notwithstanding the preceding discussion, if the Distribution Trustee, in relation to the Distribution Trust, determines, with the advice of counsel, that the Distribution Trust is required to comply with the registration and reporting requirements of the Exchange Act, then prior to the registration of the Distribution Trust under the Exchange Act, the Distribution Trustee (subject to the terms of the Distribution Trust Agreement) will seek to amend the Distribution Trust Agreement, to make such changes as are deemed necessary or appropriate to ensure that the Distribution Trust is not subject to registration or reporting requirements of the Exchange Act. The Distribution Trust Agreement, as so amended, will be effective after notice and opportunity for a hearing, and the entry of an order of the Bankruptcy Court.

If the Distribution Trust Agreement, as amended, is not approved by the Bankruptcy Court or the Bankruptcy Court otherwise determines in a Final Order that registration under the Exchange Act (or any other related or similar federal laws) is required, then the Distribution Trustee will take such actions as may be required to satisfy the registration and reporting requirements of the Exchange Act (or any other related or similar federal laws).

C.	New Equity Related Matters

As noted above, the offer and sale of a security generally is subject to registration with the SEC under Section 5 of the Securities Act unless an exemption is available. The offering and issuance of the New Equity in the Reorganized Debtor pursuant to the Plan is being made in reliance upon section 1145(a) of the Bankruptcy Code.

Section 1145(a) of the Bankruptcy Code exempts securities issued pursuant to a plan from registration under the Securities Act, or any state law requiring registration for the sale or offering of securities, provided certain conditions are met, except for securities issued to an “underwriter,” as defined in Section 1145(b) of the Bankruptcy Code. Subsequent transfers of the New Equity by persons that are not “underwriters” will generally be exempt from federal and state securities registration requirements.

Specifically, section 1145(a) of the Bankruptcy Code generally exempts from federal and state registration requirements the issuance of securities if the following conditions are satisfied:

(i)	the securities are offered or sold under a chapter 11 plan by (x) a debtor, (y) one of its affiliates participating in a joint plan with the debtor, or (z) a successor to a debtor under the plan; and

(ii)	the securities are issued in exchange for a claim against or interest in the debtor or such affiliate, or are issued principally in such exchange and partly for cash or property.

Notwithstanding the foregoing, the registration exemption provided by section 1145(a) of the Bankruptcy Code will not apply if the applicable securities holder is an “underwriter,” as defined in section 1145(b) of the Bankruptcy Code. Section 1145(b)(1) of the Bankruptcy Code defines “underwriter” as one who (A) purchases a claim or interest with a view to distribution of any security to be received in exchange for the claim or interest, (B) offers to sell securities issued under a plan for the holders of such securities, (C) offers to buy securities issued under a plan from the holders receiving such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan, or (D) is an issuer of the securities within the meaning of Section 2(a)(11) of the Securities Act.

For persons deemed to be “underwriters” who receive New Equity pursuant to the Plan, including control person underwriters (collectively, “Restricted Holders”), resales of New Equity will not be exempt under section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Restricted Holders, however, may be able to, at a future time and under certain conditions described below, sell New Equity without registration pursuant to the resale provisions of Rule 144 or other applicable exemptions under the Securities Act.

Under certain circumstances, holders of New Equity deemed to be “underwriters” may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act, to the extent available, and in compliance with applicable state and foreign securities laws. Generally, Rule 144 of the Securities Act provides that persons who hold securities received in a transaction not involving a public offering or who are affiliates of an issuer who resell securities, will not be deemed to be underwriters if certain conditions are met. These conditions vary depending on whether the seller is a holder of restricted securities or a control person of the issuer and whether the security to be sold is an equity security or a debt security. The conditions include required holding periods in certain cases, the requirement that current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold in certain cases, the requirement in certain cases that the securities be sold in a “brokers transaction” or in a transaction directly with a “market maker,” and that, in certain cases, notice of the resale be filed with the SEC.

Under the Plan, the Debtor is offering and issuing the New Equity to Quantum in exchange for the Quantum Claims, or principally in such exchange and partly for cash or property. The Proponents believe that the offering and issuance of the New Equity satisfies the requirements of section 1145(a)(1) of the Bankruptcy Code and consequently will be exempt from registration under Section 5 of the Securities Act or other state or other federal securities laws. However, if the issuance of the New Equity does not qualify for an exemption under section 1145(a)(1) of the Bankruptcy Code, then the New Equity will be issued in a manner that qualifies for any other available exemption from registration, whether as a private placement under Section 4(a)(2) of the Securities Act or the safe harbor provisions promulgated thereunder.

D.	Disclaimers

IN VIEW OF THE COMPLEXITY OF THE APPLICABLE SECURITIES LAWS, AND THE SUBJECTIVE, FACT SPECIFIC NATURE OF THE QUESTION OF

WHETHER A RECIPIENT OF EQUITY IN THE REORGANIZED DEBTOR OR OF BENEFICIAL INTERESTS IN THE DISTRIBUTION TRUST IS AN UNDERWRITER, THE DEBTOR MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN EQUITY OF THE REORGANIZED DEBTOR OR IN THE DISTRIBUTION TRUST INTERESTS TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, THE PROPONENTS RECOMMEND THAT POTENTIAL RECIPIENTS OF EQUITY IN THE REORGANIZED DEBTOR OR OF DISTRIBUTION TRUST INTERESTS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES OR BENEFICIAL INTERESTS.

X.	CERTAIN U.S. FEDERAL TAX CONSEQUENCES OF THE PLAN

A.	Disclaimers

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

This discussion is provided for information purposes only, and is based on provisions of the Internal Revenue Code of 1986, as amended (the “IRC”), Treasury Regulations promulgated thereunder, judicial authorities, and current administrative rulings and practice, all as in effect on the date hereof. Legislative, judicial, or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan. Any such changes or interpretations may be retroactive and could significantly, and adversely, affect the United States federal income tax consequences of the Plan.

The following summary does not address the U.S. federal income tax consequences to holders of Claims not entitled to vote to accept or reject the Plan or to holders of Interests in the Debtor. In addition, to the extent that the following discussion relates to the consequences to holders of Claims entitled to vote to accept or reject the Plan, it is limited to holders that are United States persons within the meaning of the IRC.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of its particular facts and circumstances, or to certain types of holders subject to special treatment under the IRC. Examples of holders subject to special treatment under the IRC are governmental entities and entities exercising governmental authority, foreign companies, persons who are not citizens or residents of the United States, banks and certain other financial institutions, broker-dealers, insurance companies, tax-exempt organizations, real estate investment trusts, small business investment companies, regulated investment companies, holders that are or hold their Claims through a partnership or other pass-through entity, dealers in securities or foreign currency, persons that have a functional currency other than the U.S. dollar, and persons holding Claims that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale, or conversion transaction. This discussion does not address the state, local or foreign tax consequences of the Plan.

The tax treatment of Holders of Claims and the character, amount and timing of income, gain or loss recognized as a consequence of the Plan and the Distributions provided for by the Plan may vary, depending upon the following factors, among others: (i) whether the Claim or portion thereof constitutes a Claim for principal or interest; (ii) the type of consideration, if any, received by the holder in exchange for the Claim, and whether the holder receives Distributions under the Plan in more than one taxable year; (iii) whether the holder is a citizen or resident of the United States for tax purposes, is otherwise subject to U.S. federal income tax on a net basis, or falls into any special class of taxpayers, such as those that are excluded from this discussion as noted above; (iv) the manner in which the holder acquired the Claim; (v) the length of time that the Claim has been held; (vi) whether the Claim was acquired at a discount; (vii) whether the holder has taken a bad debt deduction or a worthless securities deduction (as applicable) with respect to the Claim or any portion thereof in the current or prior taxable years; (viii) whether the holder has previously included in gross income accrued but unpaid interest with respect to the Claim; (ix) the method of tax accounting of the holder; (x) whether the Claim is an installment obligation for U.S. federal income tax purposes; (xi) whether the Claim is considered a “security” for U.S. federal income tax purposes; and/or (xii) whether the “market discount” rules apply to the holder. Therefore, each holder should consult such holder’s own tax advisor for tax advice with respect to that holder’s particular situation and circumstances, and the particular tax consequences to such holder of the transactions contemplated by the Plan.

A significant amount of time may elapse between the date of the Disclosure Statement and the receipt of a final Distribution under the Plan. Events occurring after the date of the Disclosure Statement, such as new or additional tax legislation, court decisions, or administrative changes, could affect the U.S. federal income tax consequences of the Plan and the transactions contemplated thereunder. No ruling has been or will be sought from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the tax aspects of the Plan, and no opinion of counsel has been or will be obtained by the Debtor with respect thereto. No representations are being made regarding the particular tax consequences of the confirmation or implementation of the Plan as to any holder of a Claim. This discussion is not binding upon the IRS or other taxing authorities. No assurance can be given that the IRS or another authority would not assert, or that a court would not sustain, a different position from any discussed herein.

THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FOLLOWING DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER OF A CLAIM AGAINST OR INTEREST IN THE DEBTOR IS STRONGLY URGED TO CONSULT SUCH HOLDER’S TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PLAN.

B.	Certain U.S. Federal Tax Consequences to the Debtor.

For U.S. federal income tax purposes, the Debtor has estimated NOL carryforwards in excess of $320 million for U.S. federal income tax purposes and other tax attributes. Certain of these tax attributes are subject to existing limitations. The amount of any such NOL carryforwards and other tax attributes, and the extent to which any limitations apply, remain subject to audit and adjustment by the IRS.

As discussed below, the Debtor expects the amount of its NOL carryforwards will be significantly reduced but not eliminated as a result of the implementation of the Plan. In addition, the subsequent utilization of any loss and other tax attributes remaining following the Effective Date may be severely restricted.

1.	Cancellation of Debt

In general, the Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes – such as NOL carryforwards and current year NOLs, capital loss carryforwards, tax credits, and tax basis in assets – by the amount of any cancellation of debt (“COD”) incurred pursuant to a confirmed chapter 11 plan. The amount of COD income incurred is generally the amount by which the indebtedness discharged exceeds the value of any consideration given in exchange therefor. Certain statutory or judicial exceptions may apply to limit the amount of COD incurred for U.S. federal income tax purposes. If advantageous, the debtor can elect to reduce the basis of depreciable property prior to any reduction in its NOL carryforwards or other tax attributes. Where the debtor joins in the filing of a consolidated U.S. federal income tax return, applicable Treasury Regulations require, in certain circumstances, that the tax attributes of the consolidated subsidiaries of the debtor and other members of the group must also be reduced. Any reduction in tax attributes in respect of COD income generally does not occur until after the determination of the debtor’s net income or loss for the taxable year in which the COD is incurred.

The Debtor will incur substantial COD as a result of the implementation of the Plan. The amount of COD incurred will depend, in part, on the fair market value of the New Equity. However, the Debtor expects that it will have still have NOL carryforwards and other tax attributes remaining after taking into account the reduction of such attributes due to the COD incurred.

2.	Potential Limitations on NOL Carryforwards and Other Tax Attributes

Following the Effective Date, any remaining NOL carryforwards and other tax attributes allocable to periods prior to the Effective Date (collectively, “Pre-Change Losses”) will be subject to limitation under section 382 of the Tax Code. Any such limitation applies in addition to, and not in lieu of, the use of attributes or the attribute reduction that results from the COD arising in connection with the Plan.

Under section 382 of the Tax Code, if a corporation (or consolidated group) undergoes an “ownership change” and the corporation does not qualify for (or elects out of) the special bankruptcy exception in section 382(l)(5) of the Tax Code discussed below, the amount of its Pre-Change Losses that may be utilized to offset future taxable income or tax liability is subject to an annual limitation. The issuance of the New Equity pursuant to the Plan will constitute an “ownership change” of the Debtor for these purposes.

In general, the amount of the annual limitation to which a corporation that undergoes an ownership change will be subject is equal to the product of (1) the fair market value of the stock of the corporation immediately before the ownership change (with certain adjustments) multiplied by (2) the “long term tax exempt rate” in effect for the month in which the ownership change occurs (e.g., 2.09% for ownership changes occurring in February 2017). As discussed below, this annual limitation potentially may be impacted in the event the corporation (or consolidated group) has an overall “built-in” gain or loss in its assets at the time of the ownership change. For a corporation (or consolidated group) in bankruptcy that undergoes an ownership change pursuant to a confirmed bankruptcy plan, the fair market value of the stock of the corporation (or the parent of the consolidated group) is generally determined immediately after (rather than before) the ownership change after giving effect to the discharge of creditors’ claims, but subject to certain adjustments; in no event, however, can the stock value for this purpose exceed the pre-change gross value of the corporation’s assets.

Any portion of the annual limitation that is not used in a given year may be carried forward, thereby adding to the annual limitation for the subsequent taxable year. However, if the corporation (or consolidated group) does not continue its historic business or use a significant portion of its historic assets in a new business for at least two (2) years after the ownership change, the annual limitation resulting from the ownership change is reduced to zero, thereby precluding any utilization of the corporation’s Pre-Change Losses, absent any increases due to recognized built-in gains discussed below.

Accordingly, the impact of an ownership change of the Debtor pursuant to the Plan depends upon, among other things, the amount of Pre-Change Losses remaining after the reduction of attributes due to the COD, the value of both the stock and assets of the Debtor at such time, the continuation of its respective business, and the amount and timing of future taxable income.

(a)	Built-in Gains and Losses

Section 382 of the Tax Code can operate to limit the deduction of certain “built-in” losses recognized subsequent to the date of the ownership change. If a loss corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income, gain, loss and deduction), then any built-in losses recognized during the following five (5) years (up to the amount of the original net unrealized built-in loss) generally will be treated as Pre-Change Losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation (or consolidated group) has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized (or, according to an IRS notice, treated as recognized) during the following five (5) years (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its Pre-Change Losses against such built-in gain income in addition to its regular annual allowance. In general, a loss corporation’s (or consolidated group’s) net unrealized built-in gain or loss will be deemed to be zero unless the actual amount of such gain or loss is greater than the lesser of (1) $10,000,000.00 or (2) fifteen percent (15%) of the fair market value of its assets (with certain adjustments) before the ownership change. It is uncertain whether the Debtor will be in a net unrealized built-in loss or net unrealized built-in gain position as of the Effective Date.

(b)	Section 382(l)(5) Bankruptcy Exception

Under section 382(l)(5) of the Tax Code, an exception to the foregoing annual limitation rules generally applies where “qualified creditors” and existing shareholders of a debtor receive, in respect of their claims or equity interests, at least fifty percent (50%) of the vote and value of the stock of the reorganized debtor pursuant to a confirmed chapter 11 plan. In private letter rulings, the IRS has applied section 382(l)(5) of the Tax Code on a consolidated basis where the parent corporation is in bankruptcy. Generally, qualified creditors are creditors who (1) held their claims continuously for at least eighteen (18) months at the time the bankruptcy petition is filed and thereafter or (2) hold claims incurred in the ordinary course of the debtor’s business and held those claims continuously since they were incurred. Under this exception, a debtor’s Pre-Change Losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest deductions claimed during the three (3) taxable years preceding the effective date of the reorganization, and during the part of the taxable year prior to and including the reorganization, in respect of all debt converted into stock in the reorganization. Moreover, if this exception applies, any further ownership change of the debtor within a two-year period after the consummation of the chapter 11 plan would preclude the debtor’s utilization of any Pre-Change Losses at the time of the subsequent ownership change against future income. The Debtor currently expects to qualify for this exception. A debtor that qualifies for this exception may, if it so desires, elect not to have the exception apply and instead remain subject to the annual limitation described above.

3.	Alternative Minimum Tax

In general, a U.S. federal AMT is imposed on a corporation’s alternative minimum taxable income at a twenty percent (20%) rate to the extent that such tax exceeds the corporation’s regular U.S. federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, only ninety percent (90%) of a corporation’s (or consolidated group’s) taxable income for AMT purposes may be offset by available NOL carryforwards (as computed for AMT purposes). Accordingly, usage of the Debtor’s NOLs by the Debtor may be subject to limitations for AMT purposes in addition to any other limitations that may apply.

In addition, if a corporation undergoes an ownership change and is in a net unrealized built-in loss position (as determined for AMT purposes) on the date of the ownership change, the corporation’s aggregate tax basis in its assets is reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular U.S. federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

C.	Certain U.S. Federal Income Tax Consequences to Holders of General Unsecured Claims in Class 4

Pursuant to the Plan, Holders of Allowed General Unsecured Claims in Class 4 will receive an interest in the Distribution Trust (from which such Holders may be entitled to distributions from time to time).

The following discussion is generally limited to U.S. Holders of Allowed General Unsecured Claims. As used in this discussion, the term “U.S. Holder” means a beneficial owner of such Claims that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership or other entity taxable as a partnership for U.S. federal income tax purposes holds Claims, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding any of such instruments, you should consult your own tax advisor.

1.	Gain or Loss

In general, a U.S. Holder will recognize gain or loss with respect to its Allowed General Unsecured Claim in an amount equal to the difference between (i) the sum of the amount of any cash and the fair market value of any other property received by such holder, including, as discussed below, its Distribution Trust Interest (other than any consideration attributable to a Claim for accrued but unpaid interest and possibly accrued original issue discount (“OID”)) and (ii) the adjusted tax basis of the Allowed General Unsecured Claim exchanged therefor (other than basis attributable to accrued but unpaid interest previously included in such holder’s taxable income and possibly accrued OID). See also Section X.C.2.—“Character of Gain or Loss.” As discussed below, the amount of cash or other property received in respect of Allowed General

Unsecured Claims for accrued but unpaid interest will be taxed as ordinary income, except to the extent previously included in income by a U.S. Holder under its method of accounting. See Section X.C.3.— “Distributions in Respect of Accrued But Unpaid Interest or OID.”

As discussed below (see Section X.C.4.— “Tax Treatment of a Distribution Trust and Holders of Distribution Trust Interests”), each U.S. Holder that receives a Distribution Trust Interest will be treated for U.S. federal income tax purposes as directly receiving, and as a direct owner of, its respective share of the Distribution Trust Assets (both cash and other property) consistent with its economic rights in the Distribution Trust, subject to the liabilities for which the Distribution Trust has responsibility for payment. Pursuant to the Plan, the Distribution Trustee will in good faith value the assets transferred to the Distribution Trust, and all parties to the Distribution Trust (including Holders of Claims receiving Distribution Trust Interests) must consistently use such valuation for all U.S. federal income tax purposes.

A U.S. Holder’s share of any proceeds received by a Distribution Trust upon the sale or other disposition of the assets of the Distribution Trust (other than any such amounts received as a result of the subsequent disallowance of Disputed Claims) should not be included, for U.S. federal income tax purposes, in the holder’s amount realized in respect of its Allowed General Unsecured Claim but should be separately treated as amounts realized in respect of such holder’s ownership interest in the underlying assets of the Distribution Trust. See Section X.C.4.— “Tax Treatment of a Distribution Trust and Holders of Distribution Trust Interests,” below.

A U.S. Holder may become entitled to an increased share of the Distribution Trust Assets in the event of a subsequent disallowance of a Disputed Claim. It is possible that a U.S. Holder may be taxed on such increased share as Disputed Claims are resolved. The imputed interest provisions of the Tax Code may apply to treat a portion of such increased share as imputed interest. In addition, it is possible that any loss realized by a U.S. Holder in satisfaction of its Allowed General Unsecured Claim may be deferred until all Disputed Claims are determined.

A U.S. Holder’s aggregate tax basis in its respective share of the Distribution Trust Assets will equal the fair market value of its interest in the Distribution Trust increased by its share of the Debtor’s liabilities to which the underlying assets remain subject upon transfer to the Distribution Trust, and the U.S. Holder’s holding period generally will begin the day following establishment of the Distribution Trust.

2.	Character of Gain or Loss

Where gain or loss is recognized by a U.S. Holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Allowed General Unsecured Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Allowed General Unsecured Claim was acquired at a market discount, and whether and to what extent the holder previously claimed a bad debt deduction.

A U.S. Holder that purchased its Allowed General Unsecured Claim from a prior holder at a “market discount” (relative to the principal amount of the Claims at the time of acquisition) may be subject to the market discount rules of the Tax Code. In general, a debt instrument is considered to have been acquired with “market discount” if its holder’s adjusted tax basis in such debt instrument is less than (i) its stated principal amount or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, in each case, by at least a de minimis amount. The de minimis amount is equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity. Generally, qualified stated interest is a stated amount of interest payable in cash at least annually.

Under these rules, any gain recognized on the exchange of Allowed General Unsecured Claims (other than in respect of a Claim for accrued but unpaid interest) generally will be treated as ordinary income to the extent of the market discount accrued (on a straight line basis or, at the election of the U.S. Holder, on a constant yield basis) during the U.S. Holder’s period of ownership, unless the U.S. Holder elected to include the market discount in income as it accrued. If a U.S. Holder of Allowed General Unsecured Claims did not elect to include market discount in income as it accrued and, thus, under the market discount rules, was required to defer all or a portion of any deductions for interest on debt incurred or maintained to purchase or carry its Allowed General Unsecured Claims, such deferred amounts would become deductible at the time of the exchange.

3.	Distributions in Respect of Accrued But Unpaid Interest or OID

In general, to the extent that any consideration received pursuant to the Plan by a U.S. Holder is received in satisfaction of accrued interest during its holding period, such amount will be taxable to the U.S. Holder as interest income (if not previously included in the U.S. Holder’s gross income). Conversely, a U.S. Holder generally recognizes a deductible loss to the extent any accrued interest claimed or accrued OID was previously included in its gross income and is not paid in full.

The Plan provides that consideration received in respect of any Claim is allocable first to the principal amount of the Claim (as determined for U.S. federal income tax purposes) and then, to the extent of any excess, to the remainder of the Claim, including any Claim for accrued but unpaid interest (in contrast, for example, to a pro rata allocation of a portion of the exchange consideration received between principal and interest, or an allocation first to accrued but unpaid interest). See Section 8.7 of the Plan. There is no assurance that the IRS will respect such allocation for U.S. federal income tax purposes. You are urged to consult your own tax advisor regarding the allocation of consideration and the inclusion and deductibility of accrued but unpaid interest for U.S. federal income tax purposes.

4.	Tax Treatment of Distribution Trust and Holders of Distribution Trust Interests

As indicated above, the Debtor will transfer the Distribution Trust Assets, subject to certain liabilities as provided by the Plan, to the Distribution Trust for the benefit of Holders of Allowed General Unsecured Claims (whether Allowed as of or after the Effective Date).

(a)	Classification of a Distribution Trust

The Distribution Trust is intended to qualify as a “liquidating trust” for U.S. federal income tax purposes (other than in respect of any portion of the Distribution Trust Assets allocable to, or retained on account of, Disputed Claims, as discussed below). In general, a liquidating trust is not a separate taxable entity but rather is treated for U.S. federal income tax purposes as a “grantor trust” (i.e., a pass-through entity). The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. Any liquidating trust will be structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including, without limitation, the Debtor, the Distribution Trustee and Distribution Trust Beneficiaries) shall treat the transfer of Distribution Trust Assets to a Distribution Trust as (1) a transfer of Distribution Trust Assets (subject to any obligations relating to those assets) directly to Distribution Trust Beneficiaries (other than to the extent Distribution Trust Assets are allocable to Disputed Claims), followed by (2) the transfer by such beneficiaries to a Distribution Trust of Distribution Trust Assets in exchange for Distribution Trust Interests. Accordingly, except in the event of contrary definitive guidance, Distribution Trust Beneficiaries shall be treated for U.S. federal income tax purposes as the grantors and owners of their respective share of Distribution Trust Assets (other than any Distribution Trust Assets allocable to Disputed Claims).

While the following discussion assumes that the Distribution Trust will be so treated for U.S. federal income tax purposes, no ruling is being requested from the IRS concerning the tax status of the Distribution Trust as a grantor trust in connection with the confirmation of the Plan. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Distribution Trust as a grantor trust. If the IRS were to challenge successfully such classification, the U.S. federal income tax consequences to the Distribution Trust and the Holders of Allowed General Unsecured Claim could vary from those discussed herein.

(b)	General Tax Reporting by a Distribution Trust and Beneficiaries

For all U.S. federal income tax purposes, all parties must treat the Distribution Trust as a grantor trust of which the holders of Distribution Trust Interests are the owners and grantors, and treat the Distribution Trust Beneficiaries as the direct owners of an undivided interest in the Distribution Trust Assets (other than any assets allocable to Disputed Claims), consistent with their economic interests therein. The Distribution Trustee will file tax returns for the Distribution Trust treating such Distribution Trust as a grantor trust pursuant to section 1.671-4(a) of the Treasury Regulations. The Distribution Trustee also shall annually send to each holder of a Distribution Trust Interest a separate statement regarding the receipts and expenditures of the Distribution Trust as relevant for U.S. federal income tax purposes.

Allocations of taxable income of the Distribution Trust (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims, if such income is otherwise taxable to the Distribution Trust) among the Distribution Trust Beneficiaries shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Distribution Trust had distributed all its assets (valued at their tax book value, and, if applicable, other than assets allocable to Disputed Claims) to the Distribution Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Distribution Trust. Similarly, taxable loss of the Distribution Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Distribution Trust Assets. The tax book value of the Distribution Trust Assets for purposes of allocating taxable income and loss shall equal their fair market value on the date of the transfer of the Distribution Trust Assets to the Distribution Trust, adjusted in accordance with tax accounting principles prescribed by the Tax Code, applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

As soon as reasonably practicable after the transfer of Distribution Trust Assets to the Distribution Trust, the Distribution Trustee shall make a good faith valuation of the Distribution Trust Assets. All parties to the Distribution Trust (including, without limitation, the Debtor and the Distribution Trust Beneficiaries) must consistently use such valuation for all U.S. federal income tax purposes. The valuation will be made available, from time to time, as relevant for tax reporting purposes.

Taxable income or loss allocated to a Distribution Trust Beneficiary will be treated as income or loss with respect to such Distribution Trust Beneficiary’s undivided interest in the Distribution Trust Assets, and not as income or loss with respect to its prior Claim. The character of any income and the character and ability to use any loss will depend on the particular situation of the Distribution Trust Beneficiary. It is currently unknown whether and to what extent the Distribution Trust Interests will be transferable.

The U.S. federal income tax obligations of a U.S. Holder with respect to its Distribution Trust Interest are not dependent on the Distribution Trust distributing any cash or other proceeds. Thus, a U.S. Holder may incur a U.S. federal income tax liability with respect to its allocable share of Distribution Trust income even if the Distribution Trust does not make a concurrent distribution to the holder. In general, other than in respect of cash retained on account of Disputed Claims, a distribution of cash by the Distribution Trust will not be separately taxable to a Distribution Trust Beneficiary since the beneficiary is already regarded for U.S. federal income tax purposes as owning the underlying assets (and was taxed at the time the cash was earned or received by the Distribution Trust). Holders are urged to consult their tax advisors regarding the appropriate U.S. federal income tax treatment of any subsequent distributions of cash originally retained by the Distribution Trust on account of Disputed Claims.

The Distribution Trustee will comply with all applicable governmental withholding requirements (see Section 8.5(f) of the Plan). Thus, in the case of any Distribution Trust Beneficiaries that are not U.S. persons, the Distribution Trustee may be required to withhold up to 30% of the income or proceeds allocable to such persons, depending on the circumstances (including whether the type of income is subject to a lower treaty rate). As indicated above, the foregoing discussion of the U.S. federal income tax consequences of the Plan does not generally address the consequences to non-U.S. Holders; accordingly, such Holders should consult their tax advisors with respect to the U.S. federal income tax consequences of the Plan, including owning an interest in the Distribution Trust.

(c)	Tax Reporting for Assets Allocable to Disputed Claims

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Distribution Trustee of an IRS private letter ruling if the Distribution Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Distribution Trustee), the Distribution Trustee (A) will elect to treat any Distribution Trust Assets allocable to, or retained on account of, Disputed Claims as a “disputed ownership fund” governed by section 1.468B-9 of the Treasury Regulations, and (B) to the extent permitted by applicable law, will report consistently for state and local income tax purposes.

Accordingly, so treated, any amounts allocable to, or retained on account of, Disputed Claims will be subject to tax annually on a separate entity basis on any net income earned with respect to the Distribution Trust Assets in such reserves (including any gain recognized upon the disposition of such assets). All distributions from such assets (which distributions will be net of the expenses, including taxes, relating to the retention or disposition of such assets) will be treated as received by Holders in respect of their Allowed General Unsecured Claims as if distributed by the Debtor. All parties (including, without limitation, the Debtor, the Distribution Trustee and the Distribution Trust Beneficiaries) will be required to report for tax purposes consistently with the foregoing.

5.	Information Reporting and Backup Withholding

Payments of interest (including accruals of OID) and any other reportable payments, possibly including amounts received pursuant to the Plan and payments of proceeds from the sale, retirement or other disposition of the exchange consideration, may be subject to “backup withholding” (currently at a rate of 28%) if a recipient of those payments fails to furnish to the payor certain identifying information and, in some cases, a certification that the recipient is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts deducted and withheld generally should be allowed as a credit against that recipient’s U.S. federal income tax, provided that appropriate proof is timely provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments who is required to supply information but who does not do so in the proper manner. Backup withholding generally should not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. You should consult your own tax advisor regarding your qualification for exemption from backup withholding and information reporting and the procedures for obtaining such an exemption.

Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of certain thresholds. You are urged to consult your own tax advisor regarding these regulations and whether the contemplated transactions under the Plan would be subject to these regulations and require disclosure on your tax return.

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RECOMMENDATION AND CONCLUSION

For all of the reasons set forth in this Disclosure Statement, the Debtor, Plan Sponsor, and the Official Committee believe that Confirmation and consummation of the Plan is preferable to all other alternatives. Accordingly, the Debtor, Plan Sponsor and the Official Committee urge all Holders of Claims in Classes 3 and 4 to vote to ACCEPT the Plan, and to complete and return their ballots so that they will be RECEIVED on or before 5:00 p.m. (Eastern Time) on April 10, 2017.

Dated: March 8, 2017

VIOLIN MEMORY, INC.	VM BIDCO LLC

/s/ Richard N. Nottenburg	/s/ Thomas O’Grady
Richard N. Nottenburg, Ph.D.	Thomas O’Grady
Chairman of the Board of Directors	Attorney-in-Fact

Exhibit A    Second Amended Plan of Reorganization for Violin Memory, Inc.

[See Exhibit 99.1 to this Current Report on Form 8-K]

Exhibit B    Liquidation Analysis

Exhibit B

to

Second Amended Disclosure Statement

with Respect to the

Plan of Reorganization for Violin Memory, Inc.

VIOLIN MEMORY, INC.
Liquidation Analysis

($ millions)

THE DEBTOR MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OF THE ESTIMATES AND ASSUMPTIONS BELOW (WHICH RELY UPON PRO FORMA, UNAUDITED FINANCIAL INFORMATION OF THE DEBTOR) OR A TRUSTEE’S ABILITY TO ACHIEVE SUCH RESULTS. IN THE EVENT THAT THIS CHAPTER 11 CASE IS CONVERTED TO A CHAPTER 7 LIQUIDATION, ACTUAL RESULTS COULD VARY MATERIALLY FROM THE ESTIMATES AND PROJECTIONS SET FORTH IN THIS LIQUIDATION ANALYSIS.

The Liquidation Analysis has been prepared assuming that the Debtor begins liquidation of its assets on or about February 10, 2017 and represents an estimate of recovery values and percentages based upon a liquidation of the Debtor’s assets into cash. The determination of the proceeds from the liquidation of assets is a highly uncertain process involving the extensive use of estimates and assumptions which, although considered reasonable by the Debtor’s management and its advisors, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtor and its management. The cessation of business in a liquidation is likely to trigger certain claims that otherwise would not exist under a Plan absent a liquidation. Some of these claims could be significant and will be entitled to priority in payment over general unsecured claims. Any adjustment made for these potential claims could differ materially from what is included within the Liquidation Analysis. This Liquidation Analysis does not include any potential recovery or cost to pursue potential causes of action that may be identified. This Liquidation Analysis also does not include estimates for the tax consequences, under applicable federal and state law, which may be triggered upon the liquidation and sale events of assets in the manner described above.

ESTIMATED LIQUIDATION PROCEEDS AVAILABLE FOR DISTRIBUTION

	Est. Book Value	% Book Value		Liquidation Value
		Low	High	Low	High
Assets
Cash & Cash Equivalents(1)	$3.3	100%	100%	$3.3	$3.3
Accrued Professional Fees(1)	(2.2)	100%	100%	(2.2)	(2.2)

Net Cash & Cash Equivalents	1.1	100%	100%	1.1	1.1
Accounts Receivable - Trade(2)	1.0	5%	10%	0.0	0.1
Accounts Receivable - VAT	N/A	N/A	N/A	—	0.2
Inventory - Raw Materials and Other(3)	2.7	26%	33%	0.7	0.9
Inventory - Finished Goods and Other(4)	6.4	5%	10%	0.3	0.6
Prepaid Assets(5)	0.4	0%	4%	—	0.0
Fixed Assets(6)	5.7	1%	5%	0.1	0.3
Intellectual Property(7)	—	N/A	N/A	1.9	3.0

Est. Gross Liquidation Proceeds				$4.1	$6.2

				Costs
				High	Low
Costs
Trustee Fees(8)				$(0.1)	$(0.2)
Trustee Professionals(9)				(1.1)	(1.0)
Wind-down Employees(10)				(0.7)	(0.7)
Wind-down Tax / Rent / Other(10)				(1.1)	(1.1)

Est. Liquidation Costs				$(3.0)	$(3.0)

Est. Proceeds Available for Distribution				$1.1	$3.3

ESTIMATED DISTRIBUTION OF LIQUIDATION PROCEEDS

	Est. Total Claims			Recovery
				Low	High
Administrative Claims(11)	$2.7	Est. Recovery	($ )	$1.1	$2.7
			(%)	40.0%	100.0%
Priority Claims(12)	$0.4	Est. Recovery	($)	$—	$0.4
			(%)	0.0%	100.0%
Unsecured Claims(13)	$159.3	Est. Recovery	($)	$—	$0.1
			(%)	0.0%	0.1%

Notes:

(1)	Estimated balance as of week ending 2/10/2017
(2)	Balance as of 1/24/2017; Includes Product and Service related receivables; Product related based on shipped and invoiced orders; Service contracts paid in advance for the period of service contracted; no additional material collections assumed
(3)	Net book value as of 12/31/2016; Low and high values based on indications of interest received by the Company; note, % recoveries for raw materials are higher than finished goods reflecting market demand for certain components
(4)	Net book value as of 12/31/2016; Low represents indication of interest from liquidator
(5)	Book value as of 12/13/2016; high includes collection of remaining prepaid travel advances
(6)	Net book value as of 11/30/2016; Excludes software and leasehold improvements
(7)	High and Low liquidation values based on discussions with buyers to date (auction and preliminary HL discussions with IP only buyers)
(8)	Trustee compensation based on applicable rates 3-25% of the gross liquidated proceeds
(9)	Trustee’s professionals (counsel and other legal, financial and professional services) at $100k/mth for 2-3 mths + $750k transaction fees
(10)	Management and advisors estimates consistent with POR minimum cash / wind-down budget, includes Feb 15 payroll and Dec-March
(11)	Projected accrued professional fees after February 10th, plus UCC sale transaction fee, plus estimated potential post-petition WARN liab
(12)	Priority tax claims based on Schedules, does not include any other priority claims (e.g., severance, governmental)
(13)	Unsecured claims based on Schedules, subject to material change based on asserted claims prior to bar date and other factors